                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Uni-Marts, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            RR Donnelley Financial
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

                              [LOGO OF UNI-MART]
                            477 East Beaver Avenue
                    State College, Pennsylvania 16801-5690

                                       January 28, 2002

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Uni-Marts, Inc. The meeting will be held at the Comfort Suites, 132 Village Drive, State College, Pennsylvania on Thursday, February 28, 2002, commencing at 10:00 A.M.

  At the meeting, you will be asked to vote on (i) the election of three directors who will serve until the Annual Meeting of Stockholders in 2005,
(ii) amendment of the Company's 1996 Equity Compensation Plan (the "1996 Plan") to increase the number of shares which may be issued under the 1996 Plan from 1,000,000 to 1,750,000, (iii) several amendments to the Company's Certificate of Incorporation, (iv) the redomestication of the Company from a Delaware corporation to a Pennsylvania corporation during the next twelve months at the discretion of the Board of Directors, provided that, after approval by the stockholders and prior to the effectiveness of the redomestication, if the Board of Directors, in its discretion, determines that it is not in the best interests of the Company to effect the redomestication, it shall not be completed, (v) subject to the approval of the redomestication proposal, two additional amendments to the Company's Articles of Incorporation, and (vi) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2002. Each of these proposals is discussed more fully in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. You should review these materials carefully before voting.

  In order to facilitate check-in, we will require admission tickets for stockholders who wish to attend the meeting in person. The admission ticket is attached to the enclosed proxy card. If you are a stockholder whose shares are not registered in your own name and you plan to attend the meeting, please bring a copy of the voting form sent to you by your broker or other evidence of stock ownership.

  Your vote is important. Whether or not you plan to attend the meeting, please sign, date and mail your proxy in the enclosed postpaid envelope promptly.

                                       Sincerely,
                                       HENRY D. SAHAKIAN
                                       Chairman of the Board
                                         and Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 ------------

                                UNI-MARTS, INC.
                            477 East Beaver Avenue
                    State College, Pennsylvania 16801-5690

                                 ------------

To The Stockholders:

  You are hereby notified that the Annual Meeting of Stockholders of Uni-Marts, Inc., a Delaware corporation, will be held at the Comfort Suites, 132 Village Drive, State College, Pennsylvania at 10:00 A.M. on Thursday, February 28, 2002, for the following purposes:

  1. To elect three Class III directors who will serve until the Annual Meeting of Stockholders in 2005;

  2. To approve an amendment to the Company's 1996 Equity Compensation Plan (the "1996 Plan") to increase the number of shares of common stock, par value $0.10, that the Company is authorized to issue from 1,000,000 shares to 1,750,000 shares;

  3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of common stock, par value $0.10, that the Company is authorized to issue from 15 million shares to 16 million shares;

  4. To approve an amendment to the Company's Certificate of Incorporation to authorize 100,000 shares of preferred stock, par value $1.00 per share, with such designations, preferences, privileges and restrictions as may be determined from time to time by the Company's Board of Directors;

  5. To approve an amendment to the Company's Certificate of Incorporation to permit stockholder action only by vote at a duly convened meeting of stockholders and not by written consent;

  6. To approve amendments to the Company's Certificate of Incorporation and By-laws to (A) permit removal of directors only for cause and upon either (i) the affirmative vote of the holders of at least 80% of the outstanding shares of the Company's voting stock or (ii) the vote of the majority of the entire Board of Directors then in office and (B) require the vote of the holders of at least 80% of the outstanding shares of the Company's voting stock to amend the foregoing clause (A);

  7. To approve an amendment to the Company's Certificate of Incorporation to permit vacancies on the Board of Directors to be filled by action of the Board of Directors and eliminate the ability of stockholders to fill any such vacancy, except as authorized by the Board of Directors;

  8. To approve, at any time during the twelve months following the Annual Meeting, the redomestication of the Company from a Delaware corporation to a Pennsylvania corporation at the discretion of the Board of Directors, provided that, prior to the effectiveness of the filing of the Articles of Domestication with the Department of State of the Commonwealth of Pennsylvania, if the Board of Directors, in its discretion, determines that it is not in the best interests of the Company to effect the redomestication, the Articles of Domestication shall not be filed;

  9. Subject to the redomestication of the Company referred to in Proposal No. 8, above, an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock, par value $0.10, that the Company is authorized to issue to 20,000,000 shares;

  10. Subject to the redomestication of the Company referred to in Proposal No. 8, above, an amendment to the Company's Articles of Incorporation to authorize the issuance of, or, if Proposal No. 4, above, is approved, to increase the number of shares of preferred stock, par value $1.00 per share, that the Company is authorized to issue to, 1,000,000 shares;

  11. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2002; and

  12. To transact such other business as may properly come before the meeting. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

  Information relating to the above matters is set forth in the attached Proxy Statement. Only stockholders of record at the close of business on December 27, 2001 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

                                           /s/ Harry A. Martin
                                           Harry A. Martin
                                           Secretary

State College, Pennsylvania
January 28, 2002

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

If you plan to attend the meeting, please bring the admission ticket attached to the enclosed proxy card. If you are a stockholder whose shares are not registered in your own name and you plan to attend the meeting, please bring a copy of the voting form sent to you by your broker or other evidence of stock ownership.

                                UNI-MARTS, INC.
                            477 East Beaver Avenue
                         State College, PA 16801-5690

                                 ------------

                                PROXY STATEMENT

                                 ------------

  This Proxy Statement is furnished to the stockholders of Uni-Marts, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders on February 28, 2002 (the "Annual Meeting") and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about January 28, 2002. The expense of preparing, printing and mailing the Proxy Statement and soliciting proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's stock.

  Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. A proxy may be revoked by a stockholder by written notice of such revocation or by a later dated proxy delivered to the Secretary of the Company at any time prior to the shares represented by such proxy being voted.

  Holders of record of the Company's Common Stock, par value $.10 per share, at the close of business on December 27, 2001 are entitled to notice of, and to vote at, the Annual Meeting. As of such date, there were outstanding 7,073,546 shares of the Company's Common Stock. Each stockholder has one vote per share on all items of business properly presented at the Annual Meeting. Under the Amended and Restated By-laws of the Company, the presence of a quorum is required for the transaction of business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of record of stock representing a majority of the total number of shares issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business. Directors will be elected by a plurality of the votes present in person or represented by proxy at the time of the meeting and entitled to vote thereon. Action on the proposals to amend the Company's Certificate of Incorporation and By-laws and to redomesticate the Company will be authorized by the affirmative vote of a majority of the outstanding stock of the Company entitled to vote on such proposal. Action on all other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on such matters. On all matters requiring the affirmative vote of a majority of the outstanding shares, abstentions and broker nonvotes will have the same effect as a "no" vote. On all matters requiring the affirmative vote of a majority of shares present and entitled to vote on such matters, abstentions will have the same effect as a "no" vote and broker nonvotes will have no effect. Votes cast by stockholders will be counted by Mellon Investor Services LLC, the Company's transfer agent. The Company does not have any policy with respect to maintaining the confidentiality of proxies, ballots or vote tabulations.

  A copy of the Company's 2001 Annual Report, which includes financial statements for the fiscal year ended September 30, 2001, is enclosed but does not constitute a part of this Proxy Statement.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Board of Directors is composed of three classes. Class I and Class II Directors are presently serving until the Annual Meetings of Stockholders in 2003 and 2004, respectively, and thereafter for terms of three years until their successors have been elected and qualified. The Directors comprising Class III will be elected at the Annual Meeting and will serve until the Annual Meeting of Stockholders in 2005 and thereafter for terms of three years until their successors have been elected and qualified. Each class of Directors is composed of three Directors.

  The persons named in the enclosed proxy card as proxies (the "Proxies") intend to vote, unless instructed otherwise, for election of the nominees named below. All nominees have consented to be named and to serve if elected. If for any reason any of the nominees becomes unable or is unwilling to serve, at the time of the Annual Meeting the Proxies will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election. Directors will be elected by a plurality of the votes cast.

  The following sets forth information as to each nominee for election as a Director at the Annual Meeting and each Director continuing in office, including their ages, present principal occupations, other business experience for at least the last five years and memberships on committees of the Board of Directors.

  Nominees for election as Class III Directors at the Annual Meeting with terms expiring in 2005:

      Name                           Age Position
      ----                           --- --------
      M. Michael Arjmand (2)(3)       54 Director
      Frank R. Orloski, Sr.           69 Director
      Daniel D. Sahakian (2)          69 Director

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ABOVE
NOMINEES.

  Class I Directors whose present terms continue until 2003:

      Name                           Age Position
      ----                           --- --------
      Henry D. Sahakian (4)           65 Chairman of the Board and
                                          Chief Executive Officer
      Herbert C. Graves (1)(4)        75 Director
      Gerold C. Shea (4)              62 Director

  Class II Directors whose present terms continue until 2004:

      Name                           Age Position
      ----                           --- --------
      Stephen B. Krumholz (2)(3)(4)   52 Director
      Jack G. Najarian (1)            46 Director
      Anthony S. Regensburg (1)       74 Director

Other Executive Officers:

      Name                Age Position
      ----                --- --------
      Ara M. Kervandjian   35 Executive Vice President of
                               Strategy and Corporate Devel-
                               opment
      N. Gregory Petrick   46 Executive Vice President and
                               Chief Financial Officer

--------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Stock Option Committee.
(4)  Member of the Strategic Planning Committee.

Biographical Information: Directors and Executive Officers

  Henry D. Sahakian is the founder of the Company and has served as Chairman of the Board and Chief Executive Officer since the Company's inception. He also served as the Company's President until October 1994. He assumed the duties of President again in 1997. He is Daniel D. Sahakian's brother.

  M. Michael Arjmand is the founder and, until his retirement in 2001, the former Chief Executive Officer of Centre Analytical Laboratories, Inc., a contract research company located in State College, Pennsylvania, and has served as Chairman of the Board of that firm from 1986 until 2001. Mr. Arjmand became a Director of the Company in April 1998.

  Herbert C. Graves has served since 1998 as Chairman Emeritus of Standard Steel Division of Freedom Forge Corp., a steel manufacturer located in Lewistown, Pennsylvania. From 1989 to 1998, he served as Chairman of the Board and Chief Executive Officer of that firm. Mr. Graves also served as that company's President from 1989 to 1994. Mr. Graves became a Director of the Company in June 1998.

  Ara M. Kervandjian joined the Company in October 2001 as Executive Vice President of Strategy and Corporate Development. From 2000 to 2001, he served as Senior Vice President of Conestoga Enterprises, Inc., a regional telecommunications firm based in Birdsboro, Pennsylvania. From 1995 to 2000, he was President and Chief Executive Officer of TeleBeam Incorporated, a telecommunications firm located in State College, Pennsylvania. He is Henry D. Sahakian's son-in-law.

  Stephen B. Krumholz has been employed since 1998 as Executive Vice President of Freebie, Inc., an electronic database marketing company based in Dallas, Texas. Mr. Krumholz was employed from 1972 to 1998 by 7-Eleven, Inc., headquartered in Dallas, Texas, and served as that company's Executive Vice President and Chief Operating Officer from 1993 to 1998. 7-Eleven operates or franchises 5,700 7-Eleven and other convenience stores in the United States and Canada and is affiliated with another 15,000 7-Eleven convenience stores in the United States, Japan and other countries. Prior to 1993, Mr. Krumholz served in other executive and management positions with 7-Eleven. Mr. Krumholz became a Director of the Company in June 1998.

  Jack G. Najarian has been employed since October 1999 as Managing Director of Investment Banking and Corporate Finance of Weatherly Securities, Inc., an investment banking firm based in New York, New York. Mr. Najarian was the Chairman and Co-Founder of Griffin Securities, Inc., a New York investment banking firm, from 1996 to 1999. From 1994 to 1996, he was acting Treasurer and Director of Treasury and Capital Markets of the New York branch of National Australia Bank. Mr. Najarian became a Director of the Company in October 1999.

  Frank R. Orloski, Sr. is the founder and, until April 2000, served as President of Orloski Service Station, Inc., a chain of 43 convenience stores located in northeastern Pennsylvania. The Company acquired the assets of this business in April 2000. Mr. Orloski served as President of that firm since 1970. Mr. Orloski became a Director of the Company in October 2000.

  N. Gregory Petrick joined the Company in July 1978. He was named as Executive Vice President in October 2000 and served as the Company's Senior Vice President and Chief Financial Officer since September 1999. From 1988 to 1999, Mr. Petrick served as the Company's Vice President, Finance.

  Anthony S. Regensburg has been employed since 1989 as a consultant with AR Consulting Group, a consulting firm based in Camden, Maine, and specializing in convenience store distribution focusing on cigarette wholesaling and retailing. Mr. Regensburg was employed from 1978 to 1989 in various executive positions with Coremark, a tobacco wholesaler, and as an executive with other tobacco firms from 1954 to 1978. Mr. Regensburg became a Director of the Company in October 1999.

  Daniel D. Sahakian has served for the past 21 years as President and Chief Executive Officer of HFL Corporation and for the past 14 years as President of Unico Corporation, both of which are controlled by him and Henry D. Sahakian. HFL Corporation and Unico Corporation are commercial real estate companies. Mr. Sahakian became a Director of the Company in October 1981. He is Henry D. Sahakian's brother.

  Gerold C. Shea has served as President of Interconnect Enterprises, a petroleum industry consulting firm located in Downingtown, Pennsylvania, since 1995. From 1963 to 1995, he was employed by Sun Co., Inc. ("Sun"), a major petroleum refiner and retailer, and served as that company's Vice President, Sunoco and Atlantic Brand, from 1991 to 1995. In that position, he directed retail marketing at 5,000 service stations and convenience stores. Prior to that, Mr. Shea served in other executive and management positions with Sun. Mr. Shea became a Director of the Company in June 1998.

  For information with respect to the share ownership of the Company's Directors and Executive Officers, see "Principal Stockholders."

  The Board of Directors met five times during the last fiscal year. In fiscal year 2001, the Board of Directors had an Audit Committee, a Compensation Committee, a Stock Option Committee and a Strategic Planning Committee. The Audit Committee communicates with and receives information directly from the Company's independent auditors. The Audit Committee met two times during the last fiscal year. The Compensation Committee periodically reviews, implements and administers the compensation policies and programs for and performance of the Company's executive officers and establishes guidelines for the compensation of other personnel. The Compensation Committee met two times during the last fiscal year. The Stock Option Committee administers the Company's 1996 Equity Compensation Plan. The Stock Option Committee met one time during the last fiscal year. The Strategic Planning Committee meets periodically to review and make recommendations regarding the Company's strategic plan. The Strategic Planning Committee met two times during the last fiscal year. Each incumbent director attended more than 75% of the meetings of the Board of Directors and the meetings of Board Committees on which such Director served except Jack G. Najarian.

  Compensation of Directors. During the 2001 fiscal year, each Director who was not an employee of the Company received a retainer of $7,500, of which $5,000 was paid in shares of Common Stock. Mr. Orloski also received a partial-year retainer of $3,750, of which $2,500 was paid in shares of Common Stock. Pursuant to the Company's 1996 Equity Compensation Plan, all non-employee directors receive annual nonqualified stock option grants for 2,000 shares of common stock plus 500 shares for each full year the director has served as a member of the board, up to a maximum of 4,000 shares per grant, on the date of each annual meeting. In addition, newly appointed or elected non-employee directors receive an initial grant for 5,000 shares. Accordingly, during the 2001 fiscal year, each non-employee Director received grants of stock options to purchase 3,500 shares of the Company's Common Stock (4,000 shares for Mr. Daniel D. Sahakian and 3,000 shares for Mr. Orloski) at an exercise price of $2.15 for serving as a Director during fiscal year 2001. Mr. Orloski also received a grant of stock options to purchase 6,000 shares of the Company's Common Stock at an exercise price of $2.00 during fiscal year 2001. Each non-employee Director also received $1,000 for each board or committee meeting attended. Committee chairmen received $2,000 for each meeting they chaired.

                            EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth the total annual compensation paid or accrued by the Company to or for its Chief Executive Officer and the other executive officer who was employed by the Company during fiscal 2001 (the "named executive officers") for the periods listed below:

                          Summary Compensation Table

                                                  Long-Term Compensation
                                                  -----------------------
                                                     Awards
                                                  ------------
                                                   Securities
                            Annual Compensation    Underlying
                          ----------------------- Options/SARs
Name and Principal                                   (# of                   All Other
Position                  Year Salary($) Bonus($)   Shares)    Payouts($)    Comp.($)
------------------        ---- --------- -------- ------------ ---------- ---------------
Henry D. Sahakian,        2001  333,400   8,895      45,000         0     66,661(a)(b)(c)
Chairman of the Board     2000  333,400       0      40,000         0     58,914(a)(b)(c)
and Chief Executive Of-
 ficer                    1999  367,000       0      25,000         0     60,309(a)(b)(c)
N. Gregory Petrick,       2001  125,000   3,335      22,500         0     12,999(a)(b)(c)
Executive Vice President  2000  110,000   2,200      20,000         0      5,163(b)(c)
and Chief Financial Of-
 ficer (d)                1999   90,192       0      15,000         0      1,355(c)

--------
(a) Includes premiums paid by the Company on split-dollar insurance policies on the lives of Henry D. Sahakian and N. Gregory Petrick in the amounts of $53,590 and $6,200, respectively, for the fiscal year ended September 30, 2001, premiums on the life of Henry D. Sahakian in the amount of $53,790 for the fiscal year ended September 30, 2000, and premiums on the life of Henry D. Sahakian in the amount of $53,262 for the fiscal year ended September 30, 1999.

(b) Includes Company contributions to the Company's Deferred Compensation Plan for Messrs. Sahakian and Petrick in the amounts of $5,000 and $5,000, respectively, for the fiscal year ended September 30, 2001, contributions for Messrs. Sahakian and Petrick in the amounts of $5,000 and $3,750, respectively, for the fiscal year ended September 30, 2000, and a contribution for Mr. Sahakian of $5,000 for the fiscal year ended September 30, 1999.

(c) Includes Company contributions to the Company's Retirement Savings and Incentive Plan (the "Savings Plan") for Messrs. Sahakian and Petrick in the amounts of $1,661 and $1,799, respectively, for the fiscal year ended September 30, 2001, contributions in the amounts of $124 and $1,413, respectively, for the fiscal year ended September 30, 2000 and contributions in the amounts of $1,519 and $1,355, respectively, for the fiscal year ended September 30, 1999.

(d) Mr. Petrick was named Executive Vice President on October 26, 2000 and Senior Vice President and Chief Financial Officer on September 1, 1999.

  Grants of Stock Options. The following table sets forth incentive stock options granted to the Company's named executive officers during the fiscal year ended September 30, 2001:


                           Options/SAR Grants Table
                     Option/SAR Grants in Last Fiscal Year

                                                                            Potential
                                       Individual Grants                 Realizable Value
                         ---------------------------------------------- at Assumed Annual
                                       % of Total                         Rates of Stock
                                      Options/SARs                      Price Appreciation
                                       Granted to  Exercise              For Option Terms
                         Options/SARs Employees in   Price   Expiration -------------------
Name                      Granted(#)  Fiscal Year  ($/Share)    Date     5% ($)    10% ($)
----                     ------------ ------------ --------- ---------- --------- ---------
Henry D. Sahakian.......    45,000        20.3%      2.42     9-25-06      23,928    61,389
N. Gregory Petrick......    22,500        10.1%      2.20     9-25-11      35,733    90,589


  Stock Option Exercises and Fiscal Year-End Stock Option Values. The following table sets forth information concerning stock options exercised during the 2001 fiscal year and the value of stock options held at the end of the fiscal year ended September 30, 2001 by each of the Company's named executive officers:

             Aggregated Options/SAR Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                      Number of      Value of
                                                     Securities     Unexercised
                                                     Underlying    In-The-Money
                                                     Unexercised   Options/SARs
                                                   Options/SARs at      at
                                                     FY-End (#)     FY-End ($)
                                Shares     Value   --------------- -------------
                               Acquired   Realized  Exercisable/   Exercisable/
Name                          on Exercise   ($)     Unexercisable  Unexercisable
----                          ----------- -------- --------------- -------------
Henry D. Sahakian............       0         0    137,350/102,410 16,750/10,375
N. Gregory Petrick...........       0         0     29,167/ 40,833 11,250/10,875

  All options held by the named individuals were fully exercisable at September 30, 2001 except options granted during fiscal year 2001, two-thirds of the options granted during fiscal year 2000, one-third of the options granted during fiscal year 1999, and options for 11,205 shares granted to Mr. Sahakian in each of fiscal years 1997 and 1998. The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

  Employment Agreements. The Company has entered into a change-in-control agreement with each of Messrs. Sahakian, Kervandjian and Petrick, which provides for, among other things, the payment of an amount equal to 2.99 times the officer's base compensation if such officer's employment is terminated in connection with a change in control of the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee of the Company's Board of Directors during fiscal year 2001 were Messrs. Arjmand, Krumholz and Daniel D. Sahakian.

  The Company leases one store location from Daniel D. Sahakian, which Mr. Sahakian purchased from HFL Corporation in fiscal year 1995. The lease has a remaining term of six years with two five-year and one four-year renewal options, with the rent increasing by 2% each year. Rent paid to Daniel D. Sahakian under this lease during fiscal year 2001 was $29,900.

  During fiscal year 2001, the Company leased three store locations and one other location from Unico Corporation. Henry D. Sahakian and Daniel D. Sahakian are also directors, executive officers and stockholders of Unico Corporation. The leases for these locations have a remaining term of six years with two five-year and one four-year renewal options. Annual rental increases are limited to a maximum of 2% each year. Aggregate rent paid under these leases during fiscal year 2001 was $79,400.

  The Company leases its corporate headquarters, certain storage facilities, five of its store locations and store equipment at one location from HFL Corporation, all of the stock of which is beneficially owned or controlled by Henry D. Sahakian and Daniel D. Sahakian. The leases for the corporate headquarters expired in December 2000 and a new lease for the corporate headquarters was entered into in January 2001 for a term of 10 years. This lease provides for an annual rent of $304,000 with 2% annual increases in years two through five. The lease for the storage facilities was entered into in 1999 for a term of five years, subject to a 4% annual increase, and provides for an aggregate rent of $90,800. The aggregate rent paid to HFL Corporation for the corporate headquarters, parking and storage facilities was $421,300 for fiscal year 2001. The five leases of store locations and equipment at one location from HFL Corporation were entered into from January 2001 to October 2001, are for terms of one year to two years with renewal options and provide for annual rents aggregating $234,100. The aggregate rent paid under these leases to HFL Corporation during fiscal year 2001 was $136,000.

  During fiscal year 2001, the Company received from HFL Corporation $11,200 as reimbursement for certain general and administrative expenses. The Company intends to continue to provide some administrative services for HFL Corporation and expects to be reimbursed therefor.

           REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION
                      COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for implementing and administering the Company's compensation policies and programs for its executive officers. A separate committee administers the Company's Stock Equity Compensation Plan (the "Stock Option Committee"). The Compensation Committee and the Stock Option Committee both are comprised entirely of non-employee directors. The Company's compensation policy, effectuated by these Committees, is to provide a comprehensive structure that will (i) motivate the executive officers to implement and achieve the Company's strategic and financial goals, (ii) retain and attract key executive personnel and (iii) align a significant portion of the compensation of management with the interest of the stockholders through stock options that are designed to provide additional compensation only when all stockholders benefit through share price appreciation. The Company and the Committees are strongly committed to maximizing shareholder value through consistent growth and profitability.

  The Company's overall compensation program for its executive officers is currently comprised of the following three elements:

  A. Base Salary;

  B. Corporate Salaried Employees Bonus Plan; and

  C. Stock Option Plan.

Base Salary and Benefits

  The Compensation Committee reviews the base salary and welfare and retirement benefits provided to each executive officer on an annual basis and evaluates this compensation against available data for other businesses, both in related areas and in general industry. During 2001, the Compensation Committee reviewed proxy information and other similar data to attempt to ensure that the Company continues to provide competitive levels of compensation. The Compensation Committee believes that the compensation provided to the executive officers is competitive with that generally offered by comparable convenience store operators and other similarly sized businesses taking into account the Company's financial circumstances.

Bonuses

  For the fiscal year ended September 30, 2001, bonuses of $12,230 were awarded to the executive officers based upon the terms of the Corporate Salaried Employees Bonus Plan, as administered by the Compensation Committee. During this year, the Plan was designed to reward the executive officers on a quarterly basis only if actual Company earnings exceeded a specified level after the bonuses were taken into account, i.e., a bonus could be paid only to the extent that the bonus would "be paid for" prior to the net income figure that had to be achieved. Since earnings exceeded the target set during only one fiscal quarter, bonuses were earned for only one fiscal quarter under the Plan by any executive officer. However, the Company and the Compensation Committee believe that a quarterly bonus plan is a beneficial compensation device for the Company. The Compensation Committee has always followed a philosophy that such a plan must relate executive compensation directly to Company performance so that any bonuses paid will provide a financial reward only for the achievement of substantial business results. The Corporate Salaried Employees Bonus Plan was renewed for fiscal 2002 and new quarterly bonus targets were established by the Compensation Committee.

Stock Options

  The Compensation Committee and the Stock Option Committee believe that stock ownership by executive officers is important in order that a portion of each executive's compensation is directly aligned with the economic interest of the stockholders of the Company. The Stock Option Committee believes that stock option grants provide opportunities for capital accumulation, promote long-term retention and foster an executive officer's proprietary interest in the Company. Under the Stock Option Plan, options are issued at a price equal to the fair market value of a share on the date of grant and the options generally expire after ten years. Although the grant of stock options and the number of shares subject to options are discretionary with the Stock Option Committee, executives have annually received stock options in order to increase their potential for additional stock ownership. In addition, the Compensation Committee takes into account the number of shares subject to options and the potential long-term benefit to the executives in setting each executive's overall compensation targets. Because the Company and the Stock Option Committee believe that stock options are a valuable incentive, in recent years, stock options have been extended to many other individuals employed by the Company. In addition, in light of the Company's financial results in recent years, the Compensation Committee has granted more options and held base salaries down to further align the economic interests and impact of the executives with those of the Company's stockholders.

Chief Executive Officer Compensation

  The salary, bonus and stock option awards of the Chief Executive Officer are determined by the Compensation Committee and the Stock Option Committee, in conformance with the policies described above. Mr. Sahakian was paid a base salary for the fiscal year ending September 30, 2001 of $333,400. Mr. Sahakian requested, and the Compensation Committee agreed to, no increase for fiscal 2002. Mr. Sahakian will continue to participate, and receive potential rewards under, the incentive based plans established for that purpose. In this way, the Compensation Committee is acting consistently with its philosophy of making a portion of an executive's total compensation dependent upon the Company's performance.

  The Company continues to monitor the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended, which restricts the Federal income tax deduction that may be claimed by a "public company" for compensation paid to the Chief Executive Officer and the four most highly compensated other officers to $1 million each except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or a stock option plan that meets certain requirements. The Company's current stock option plan meets the requirements of Section 162(m). In light of this, the Compensation Committee does not believe that Section 162(m) will have any adverse affect on the Company but continues to evaluate the Company's compensation program in light of that restriction.

Compensation Committee         Stock Option Committee
Stephen B. Krumholz, Chairman  Stephen B. Krumholz, Chairman
M. Michael Arjmand             M. Michael Arjmand
Daniel D. Sahakian

                               PERFORMANCE GRAPH

  The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return on the Standard and Poor's 500 Index and a peer group index based on the common stock of the following three companies: 7-Eleven, Inc., Casey's General Stores, Inc., and Uni-Marts, Inc. In prior years, our peer group index also included Dairy Mart Convenience Stores, Inc. ("Dairy Mart"). However, Dairy Mart was not publicly traded at September 30, 2001 and, accordingly, the performance information provided for our peer group index reflects only the performance of the companies currently included in the group. The cumulative total stockholder return set forth in the graph assumes the investment of $100 in the Company's Common Stock and each index on September 30, 1996, and reinvestment of all dividends.


                                 9/30/96 9/30/97 9/30/98 9/30/99 9/30/00 9/30/01
                                 ------- ------- ------- ------- ------- -------
   Uni-Marts, Inc. .............   100      66      38      15      25      28
   S & P 500....................   100     138     148     187     209     151
   Peer Group...................   100      99     115     103     115      88

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

  The Audit Committee consists of the following members of the Company's Board of Directors: Herbert C. Graves, Chairman, Jack G. Najarian and Anthony S. Regensburg. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

  The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

  The Audit Committee has discussed the matters required to be discussed by SAS 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company's independent auditors.

  The Audit Committee has received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company and its related entities.

  Based on the review and discussions referenced above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

Audit Committee

Herbert C. Graves, Chairman
Jack G. Najarian
Anthony S. Regensburg

                             CERTAIN TRANSACTIONS

  The Company made consulting fee and expense reimbursement payments of $79,200 in fiscal year 2001 to Interconnect Enterprises, a petroleum industry consulting firm owned by Gerold C. Shea.

  Additional transactions with management and others are described under "Compensation Committee Interlocks and Insider Participation." In management's opinion, the Interconnect Enterprises transactions and those described under "Compensation Committee Interlocks and Insider Participation" were or are, as the case may be, on terms which are at least as favorable as could have been obtained with or from a third party. All such transactions were approved by a majority of the independent directors of the Board.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of December 27, 2001, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's Directors and named executive officers and (iii) all of the Directors and executive officers as a group. As of such date, there were 7,073,546 shares of Common Stock outstanding.

                                                          Common Stock
                                                           Beneficial
                                                         Ownership (1)
                                                      ------------------------
Name and Address of Beneficial Owner (2)               Shares       Percentage
----------------------------------------              ---------     ----------
Henry D. Sahakian.................................... 1,076,177(3)     15.1%
M. Michael Arjmand...................................    24,825(4)      0.4
Herbert C. Graves....................................    39,825(5)      0.6
Ara M. Kervandjian...................................    59,309(6)      0.8
Stephen B. Krumholz..................................    24,825(7)      0.4
Jack G. Najarian.....................................    19,380(8)      0.3
Frank R. Orloski, Sr. ...............................    22,175(9)      0.3
N. Gregory Petrick...................................    33,076(10)     0.5
Anthony S. Regensburg................................    19,380(11)     0.3
Daniel D. Sahakian................................... 1,178,798(12)    16.6
Gerold C. Shea.......................................    27,325(13)     0.4
All Directors and Executive Officers as a Group
 (11 persons)........................................ 2,246,195        30.9
HP Limited Partnership, 80 Fairhaven Road,
 Cumberland, RI 02864................................   651,400         9.2
Dimensional Fund Advisors, Inc., 1299 Ocean Avenue,
 11th Floor, Santa Monica, CA 90401..................   476,600         6.7

--------
 (1) Includes options to purchase Common Stock granted pursuant to the Company's Equity Compensation Plan and 1996 Equity Compensation Plan exercisable within 60 days.
 (2) Except as noted, addresses of all beneficial owners listed are in care of the Company at 477 East Beaver Avenue, State College, PA 16801.

 (3) Includes 35,500 shares owned by Henry D. Sahakian's wife, 63,028 shares held in the Savings Plan, 216,700 shares held by HFL Corporation, 62,200 shares held by Unico Corporation, 5,000 shares held in his Individual Retirement Account, 5,000 shares held as custodian for his grandson and options to purchase 43,000 shares of Common Stock. Henry D. Sahakian is one of two trustees for two trusts for the benefit of Daniel D. Sahakian's children. Henry D. Sahakian disclaims beneficial ownership of, and the beneficial ownership in the table above does not include, the stock held by these two trusts. The beneficial ownership in the table above also does not include 34,340 shares held by his daughter and son-in-law for which he disclaims beneficial ownership.
 (4)  Includes options to purchase 16,000 shares of Common Stock.
 (5) Includes 15,000 shares held by the Graves Family Partnership and options to purchase 16,000 shares of Common Stock.
 (6) Includes 52,509 shares held by Mr. Kervandjian jointly with his wife and 6,800 held in his SEP account.
 (7)  Includes options to purchase 16,000 shares of Common Stock.
 (8)  Includes options to purchase 11,500 shares of Common Stock.
 (9)  Includes options to purchase 8,500 shares of Common Stock.
(10) Includes 3,779 shares held in the Savings Plan and options to purchase 29,167 shares of Common Stock.
(11)  Includes options to purchase 11,500 shares of Common Stock.
(12) Includes 322,325 shares held by Daniel D. Sahakian's wife, 216,700 shares held by HFL Corporation, 137,815 shares held as a trustee for two trusts, 62,200 shares held by Unico Corporation and options to purchase 27,000 shares of Common Stock.
(13)  Includes options to purchase 16,000 shares of Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of its Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during or with respect to the fiscal year ended September 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent stockholders were complied with, except that Mr. Frank R. Orloski, Sr. inadvertently failed to timely file his initial statement of beneficial ownership in October 2000.

                                  PROPOSAL 2

    APPROVAL OF THE ADDITIONAL 750,000 SHARES AUTHORIZED FOR ISSUANCE UNDER
                  THE COMPANY'S 1996 EQUITY COMPENSATION PLAN

THE PROPOSAL

  The 1996 Equity Compensation Plan (the "1996 Plan") was created to assist the Company in retaining and attracting employees, officers and members of the Board who are not employees ("Non-employee Directors") by offering those individuals a propriety interest in the Company. On December 7, 2001, the Board of Directors amended the 1996 Plan, subject to stockholder approval at the Annual Meeting, to authorize an additional 750,000 shares to be issued. At the Annual Meeting, a proposal will be presented to the stockholders to amend the 1996 Plan in order to authorize the additional 750,000 shares of the Company's common stock to be issued under the 1996 Plan. Options for the additional shares and share grants to non-employee directors will not be made unless or until stockholder approval is obtained.

  The Board has determined that this increase is necessary in order to enable the Company to grant stock options and make share grants to key employees and to permit additional distributions of options and shares to be made to members of the Board as required by the 1996 Plan. Over the last five years, the Company has granted increased numbers of options to employees as an incentive and in lieu of any significant cash compensation increases and this results in a need for additional shares to be authorized at this time. The Company and the Board both believe that the use of options better aligns the interests of these individuals with the interests of the Company's stockholders and that this is a better method of providing compensation and incentives for these individuals and wishes to be in a position to continue this practice.

VOTE REQUIRED FOR APPROVAL

  The proposal to amend the 1996 Plan requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting. Abstentions may be specified with respect to the proposal and will be considered present at the Annual Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Annual Meeting is required to approve the proposal. Broker nonvotes are considered not present at the Annual Meeting for the purpose of voting on this proposal and, therefore, will not be voted or have any effect on the proposal.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

DESCRIPTION OF THE 1996 PLAN

  Amendment 2001-1 to the 1996 Plan is set forth as Appendix A to this Proxy Statement, and the description of the 1996 Plan contained herein is qualified in its entirety by reference to the Plan document.

  GENERAL. The purpose of the 1996 Plan, as approved by the stockholders at the 1997 Annual Meeting, is to encourage stock ownership by employees and Non-employee Directors of the Company so that such individuals may acquire or increase their proprietary interest in the Company and its subsidiaries, participate as a stockholder in its success and may be encouraged to remain employees or directors of the Company and its subsidiaries. The 1996 Plan, as amended, generally provides that the Company is authorized to grant options to purchase or grant shares for up to 1,750,000 shares of Common Stock, of which options to purchase 860,250 shares of stock have previously been granted and 69,863 shares have been issued. If and to the extent options granted under the 1996 Plan terminate or expire without being exercised, the shares subject to such options again will be available for purposes of the 1996 Plan.

  ADMINISTRATION OF THE PLAN. The 1996 Plan is administered and interpreted by a Committee of the Board (the "Plan Committee") consisting of not less than two persons appointed by the Board, each of whom qualify as "outside" director as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan Committee, in its discretion, has the authority to designate the employees (including officers, whether or not they are directors) of the Company to whom options are to be granted under the 1996 Plan and the number of options to be granted to each such employee.

  GRANTS. Incentives under the 1996 Plan consist of incentive stock options ("ISOs") within the meaning of Section 422 of the Code, nonqualified stock options ("NQSOs"), (hereinafter collectively referred to as "Stock Options") and shares of Common Stock (collectively referred to as "Grants"). All Grants are subject to the terms and conditions set forth in the 1996 Plan and to those other terms and conditions consistent with the 1996 Plan as the Plan Committee deems appropriate and as are specified in writing by the Plan Committee to the designated individual (the "Grant Letter"). The Plan Committee must approve the form and provisions of each Grant Letter to an individual.

  ELIGIBILITY FOR PARTICIPATION. Employees and Non-employee Directors of the Company are eligible to participate in the 1996 Plan. As of December 31, 2001, the Company and its subsidiaries employed approximately 2,650 individuals and eight Non-employee Directors who would be eligible to participate in the 1996 Plan. No optionee may receive Stock Options for more than 50% of the number of shares of Common Stock available for issuance under the 1996 Plan.

  TERM, PURCHASE PRICE, VESTING AND METHOD OF EXERCISE. The exercise price of Stock Options granted under the 1996 Plan to employees may not be less than the fair market value of a share of Common Stock on the date of grant (110% of the fair market value for an ISO in the case of any person who holds more than 10% of the combined voting power of all classes of outstanding stock). On December 31, 2001, the fair market value of the Company's Common Stock was $2.51 per share.

  The exercise price of NQSOs granted to Non-employee Directors is equal to the fair market value of a share of Common Stock on the date of an Annual Meeting as determined under the terms of the 1996 Plan. These options become exercisable one year after the date they are granted and expire upon the earlier of the date the Director ceases to be a Director (except on account of becoming an employee of the Company or nine months thereafter in the case of death or disability) or ten years from the date of grant.

  The Stock Options expire upon the earlier of the employee's termination of employment (subject to extension in the case of death or disability) or ten years from the date of grant (five years for an ISO in the case of any person who holds more than 10% of the combined voting power of all classes of outstanding stock).

  AMENDMENT AND TERMINATION OF THE PLAN. The Board may make any amendment to the 1996 Plan, except, without approval of the Company's stockholders, no such amendment may change the number of shares subject to the 1996 Plan (or the individual limit for any optionee) or change the designation of the class of employees eligible to receive Stock Options. The 1996 Plan will terminate on October 31, 2006, unless terminated earlier by the Board or extended by the Board with approval of the stockholders.

  CHANGE IN CONTROL PROVISIONS. In the event of a Change in Control of the Company, all outstanding Stock Options will become immediately exercisable, unless the Plan Committee determines otherwise. Optionees will be permitted to elect to exercise any outstanding Stock Options or to receive a cash payment equal to the excess of the fair market value of the shares of Common Stock subject to the outstanding Stock Options over the purchase price to be paid in the Change in Control. The cash payment alternative is available only if it does not render a Change in Control ineligible for pooling of interest accounting treatment or desired tax treatment. If the cash payment is unavailable, the optionee may elect to receive shares of Common Stock equal to the cash payment. If an optionee does not make an election in connection with a Change in Control where the Company is not the surviving corporation, his or her Stock Options will terminate, unless they are assumed by the surviving or acquiring company.

  FEDERAL INCOME TAX CONSEQUENCES. Set forth below is a general description of the federal income tax consequences relating to Grants made under the 1996 Plan. Grantees are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

  NONQUALIFIED STOCK OPTIONS. There are no federal income tax consequences to optionees or to the Company upon the grant of an NQSO under the 1996 Plan. Upon the exercise of NQSOs, optionees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, an optionee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the optionee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the optionee at the time of exercise of the NQSO).

  INCENTIVE STOCK OPTIONS. Optionees will not be subject to federal income taxation upon the grant or exercise of ISOs granted under the 1996 Plan, and the Company will not be entitled to a federal income tax deduction by reason of such Grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the Stock Option price (or the optionee's other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the Stock Option price (or the optionee's other tax basis in the shares), and the Company will not be entitled to any tax deduction in connection therewith. If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a "disqualifying disposition") and is a transaction in which a loss, if sustained, would be recognized, the optionee generally will recognize ordinary compensation income equal to the lesser of
(i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the optionee's other tax basis in the shares), or
(ii) the excess of the amount realized on the sale of the shares over the exercise price (or the optionee's other tax basis in the shares). In the case of a disqualifying disposition where a loss, if sustained, would not be recognized, the optionee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the Stock Option price (or the optionee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending upon the length of time the shares were held. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the optionee.

  Generally, where previously acquired Common Stock is used to exercise an outstanding ISO or NQSO, appreciation on such stock will not be recognized as income. However, if such Common Stock was acquired pursuant to the exercise of an ISO, a disqualifying disposition will be deemed to have occurred if such stock is used to exercise another ISO prior to the expiration of the applicable holding periods.

  STOCK GRANTS. A grantee normally will recognize taxable income upon receipt of a stock grant in an amount equal to the fair market value of the Common Stock at that time, and the Company will be entitled to a deduction in the same amount.

  TAX WITHHOLDING. The Company may require optionees who exercise NQSOs to remit an amount sufficient to cover the optionee's minimum federal, state and local withholding tax obligations associated with the exercise of such NQSOs.

  SECTION 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of stock options. An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The 1996 Plan is intended to make grants of Stock Options thereunder meet the requirements of "performance-based compensation."

  No Grants will be made from the additional shares to be authorized by the proposed amendment to the 1996 Plan until after stockholder approval of the amended 1996 Plan at the Annual Meeting. Participation in the 1996 Plan is at the discretion of the Plan Committee. Future participation by employees will be based upon determinations which the Plan Committee may make in the future. Consequently, it is not possible to state the benefits which may be awarded to any of our executive or other officers. For information with respect to the grant of options to certain executive officers during the year ended September 30, 2001, similar to those which may be granted under the 1996 Plan, see the table captioned "Option Grants in Last Fiscal Year".

                                  PROPOSAL 3

                          THE COMMON STOCK AMENDMENT

  At the meeting of the Board of Directors on December 7, 2001 (the "December Meeting"), the Board of Directors approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation (the "Common Stock Amendment") that would increase the number of shares of Common Stock the Company is authorized to issue from 15,000,000 to 16,000,000. As of September 30, 2001, 7,064,808 shares of Common Stock were outstanding and 997,567 shares were reserved for issuance under the Company's benefit plans. An additional 750,000 shares will be reserved for issuance under the Company's benefit plans if the stockholders approve Proposal 2, above, relating to the authorization of additional shares for issuance under the Company's 1996 Equity Compensation Plan.

  The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will benefit the Company by improving its flexibility in responding to future business needs and opportunities. The additional authorized shares could be used for possible stock splits, future acquisitions, financings, stock dividends and other corporate purposes.

  If the Common Stock Amendment is approved, the Board of Directors would be authorized to issue shares of Common Stock without additional stockholder approval, subject to the rules of the American Stock Exchange, described below, the terms of any agreements or securities the Company may enter into or issue in the future, if any, or applicable law. Subject to such limits, shares of Common Stock could be issued in one or more transactions.

  Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of the Company more difficult and therefore less likely. An issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and diluting the stock ownership of persons seeking to obtain control of the Company. The Board of Directors has no present plans, understandings or agreements to issue any additional shares except pursuant to the Company's benefit plans, including the 1996 Equity Compensation Plan that is described under Proposal 2, above, following the heading "Description of the Plan."

  The American Stock Exchange, on which the Common Stock is listed, currently requires stockholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where (i) the number of shares of Common Stock to be issued could result in an increase in outstanding shares of Common Stock of 20% or more or (ii) any director, officer or substantial stockholder of the Company has a 5% or greater interest in the Company or assets to be acquired or in the consideration to be paid in the transaction and the stock to be issued could result in an increase in outstanding shares of Common Stock of 5% or more.

  The additional shares of Common Stock which would be authorized by the Common Stock Amendment would have the same rights and privileges as, and otherwise be identical to, the shares of Common Stock currently authorized and outstanding. Holders of the Company's shares have no preemptive rights and, as a result, existing stockholders would not have any preferential right to purchase any of the additional shares of Common Stock when issued.

Voting Requirement

  Under Delaware law, the Common Stock Amendment requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of Common Stock entitled to vote at the Meeting.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMMON STOCK AMENDMENT.

                                 PROPOSALS 4-7

                             STRATEGIC AMENDMENTS
                               TO THE COMPANY'S
                   CERTIFICATE OF INCORPORATION AND BY-LAWS

  The Board of Directors unanimously approved and recommends approval by the stockholders of four proposals to amend the Company's Certificate of Incorporation and By-laws.

  Specifically, these amendments would do the following:

    1. Authorize the future issuance of up to 100,000 shares of preferred stock, par value $1.00 per share, on such terms and at such times as the Board of Directors may determine (the "Preferred Stock Amendment");

    2. Require that any stockholder action be taken only at a duly convened meeting of stockholders and not by written consent in lieu of a meeting (the "Stockholder Meeting Amendment");

    3. Permit removal of directors by stockholders only for cause and upon either (i) the affirmative vote of the holders of at least 80% of the outstanding shares of the Company's voting stock or (ii) the vote of a majority of the entire Board of Directors then in office and require the vote of the holders of at least 80% of the outstanding shares of the Company's voting stock to amend this provision (the "Director Removal Amendments"); and

    4. Permit vacancies on the Board of Directors to be filled only by action of the Board of Directors and eliminate the ability of stockholders to fill any such vacancy, except as authorized by the Board of Directors (the "Vacancy Amendment").

  As more fully discussed below, the Board of Directors believes that each of these amendments (collectively, the "Strategic Amendments") is advisable and in the best interests of the Company and its stockholders. Each of the Strategic Amendments will be discussed separately in this Proxy Statement following a general discussion that is applicable to all of the Strategic Amendments.

General Discussion

  The Board of Directors believes that the Company's Common Stock is significantly undervalued at this time. As a result, the Company may be vulnerable to the threat of an uninvited, non-negotiated takeover attempt. The Board believes that such hostile takeover attempts are generally costly to all participants and do not generally maximize stockholder value. Accordingly, while the Board does not intend to foreclose or discourage reasonable merger proposals, stockholder values can be enhanced by encouraging would-be acquirers to forego hostile public tender offers and negotiate with the Board transactions that are fair to all stockholders.

  Although a tender offer or other takeover attempt may be made at a price substantially above the then current market price of the Company's Common Stock, such offers frequently are made for less than all of the outstanding stock of a target company and, accordingly, may present stockholders with the alternative of partially liquidating their investment while retaining an investment in an enterprise under substantially different management objectives that may not be consistent with those of the remaining stockholders. The concentration of control that could result from a tender offer for less than all of the outstanding stock of a company, could also deprive the remaining stockholders of the benefits of listing on a national exchange and even of public reporting under the Securities Exchange Act of 1934, as amended.

  At the December Meeting, the Board considered several possible approaches to protecting the Company and its stockholders from the foregoing threats. The Board concluded that the best combination of defenses against abusive and coercive takeover tactics for the Company would consist of: (1) amendment of the Company's By-laws to specify that a special meeting may only be called by the Chairman of the Board or by the Secretary of the Company upon the request of a majority of the Board of Directors then in office and to provide for greater advance notification by a stockholder of nominations for the election of directors (the "By-law Amendments") and (2) the Strategic Amendments.

  At the December Meeting, the Board unanimously approved the adoption of the By-law Amendments and, subject to stockholder approval, the Strategic Amendments. The adoption of the By-law Amendments require no further action by the stockholders and, accordingly, the By-law Amendments are being, or have been, implemented. The Strategic Amendments, however, require the approval of the stockholders. The Board of Directors unanimously approved the recommendation of each of the Strategic Amendments to the stockholders and the submission of the Strategic Amendments to the stockholders for approval at the Annual Meeting.

  None of the actions taken by the Board at the December Meeting are in response to any specific proposal, effort or inquiry to acquire control of the Company, and the Board of Directors is not aware of any such contemplated takeover activity.

  While the Strategic Amendments, individually and collectively, particularly when taken together with the By-law Amendments, existing provisions of the Company's Certificate of Incorporation and By-laws and protections afforded under Delaware corporate law, give added protection to the Company's stockholders, the Strategic Amendments may also have the effect of making more difficult or discouraging a tender offer or proxy fight, even if such occurrence may be favorable to the interests of some or all of the Company's stockholders. By having the effect of discouraging takeover attempts, the Strategic Amendments could have the effect of inhibiting (1) certain changes in management (some or all of the members of which might be replaced in the course of a change in control) and (2) temporary fluctuations in the market price of the Company's Common Stock that might accompany actual or rumored takeover attempts.

  The Board of Directors recognizes that a takeover might in some circumstances be beneficial to some or all of the Company's stockholders, but, nevertheless, believes that the stockholders as a whole will benefit from the adoption of the Strategic Amendments. The Board further believes that it is preferable to act on the Strategic Amendments when they can be considered carefully rather than during an unsolicited bid for control.

  The Board of Directors does not currently intend to propose any amendments to the Company's Amended and Restated Certificate of Incorporation which might be deemed to have the effect of discouraging takeover attempts other than those set forth in this Proxy Statement, although such amendments or other programs may be considered by the Board in the future if it believes the interests of the stockholders would be protected thereby.

Existing Protective Measures and Statutory Provisions

  Certain provisions of the Company's Certificate of Incorporation and By-laws as well as certain provisions of Delaware law may also have the effect of making more difficult and discouraging, to varying degrees and in various circumstances, an attempt to acquire control of the Company without approval of the Board of Directors, even if such acquisition of control may be favorable to the interests of some or all of the Company's stockholders.

  The Company's Certificate of Incorporation expressly authorizes the Board of Directors, in considering a takeover offer, to consider, among other things, the social, economic or any other material impact which an acquisition of the Company, or substantially all of its assets, would have upon the employees and customers of the Company and its subsidiaries and the communities which they serve. In addition, the Certificate of Incorporation specifically authorizes the Board to take defensive actions if it determines that an offer should be rejected.

  The Company's current By-laws provide that the Board of Directors will consist of three classes, each serving for a term of three years with the term of one class expiring each year. In addition, at the December Meeting, the Board of Directors amended the By-laws (i) to permit that a special meeting to be called only by the Chairman or a majority of the Board of Directors and not by stockholders and (ii) to establish a procedure for increased advance notice of shareholder nominations for director.

  Certain provisions of Delaware law may also have the effect of making more difficult or discouraging attempts to acquire control of the Company without the approval of the Board of Directors. In particular, Section 203 of the Delaware General Company Law prohibits certain "business combinations" between a publicly-held Delaware corporation, such as the Company, and an "interested stockholder." The provision is in effect for a period of three years after the date the interested stockholder becomes such, unless (a) prior to the time the interested stockholder became an interested stockholder of a target company, either the proposed business combination or the proposed acquisition of stock which would make such interested stockholder an interested stockholder was approved by that company's board of directors, (b) in the same transaction in which the interested stockholder becomes an interested stockholder, the interested stockholder acquires at least 85% of the voting stock of that company (excluding shares owned by directors who are also officers and certain shares held in employee stock plans); or (c) the interested stockholder obtains approval of the business combination by the target company's board of directors and the holders of 66-2/3% of the target company's outstanding voting stock other than shares of voting stock held by the interested stockholder. For purposes of Section 203, an "interested stockholder" is any person that (a) beneficially owns 15% or more of the outstanding voting stock of the target company or (b) is an affiliate or associate of the target company and at any time within the preceding three-year period was the beneficial owner of 15% or more of the outstanding voting stock of the target company, together, in each case, with the affiliates and associates of such person.

  The "business combinations" to which Section 203 applies include: (a) any merger or consolidation of a company or any of its majority-owned subsidiaries with an interested stockholder or any other company if the merger or consolidation is caused by the interested stockholder; (b) certain sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of assets of the target company or any of its majority-owned subsidiaries having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the company and its subsidiaries or of all the outstanding stock of the company; (c) any issuance or transfer of stock of the target company or any of its majority-owned subsidiaries to the interested stockholder with certain exceptions; (d) any transaction involving the target company or any of its majority-owned subsidiaries that has the effect of increasing the interested stockholder's percentage ownership interest in that company's capital stock, except certain immaterial changes; and (e) most loans or other financial benefits provided by or through the target company or any of its majority-owned subsidiaries to the interested stockholder.

  Section 203 encourages persons interested in acquiring a company to negotiate in advance with the board of directors because the special stockholder voting requirement imposed by Section 203 can be avoided if such person, prior to acquiring 15% of a company's voting stock, obtains the approval of the target company's board of directors for such acquisition or for the proposed business combination. In addition, Section 203 provides limited protection against the potential inequities inherent in "two-tier" business combination transactions. Under Section 203, any merger, consolidation or similar transaction following a partial tender offer that has not been approved by a majority of the board of directors requires approval by the holders of at least 66 2/3% of the remaining shares of stock (unless the acquirer obtains 85% or more of the target company's voting stock (other than excepted shares as discussed above) in such partial tender offer). Furthermore, Section 203 tends to discourage the accumulation of large blocks of stock by third parties which may be disruptive to the stability of a company's relationships with its employees, customers and major lenders.

Potential Disadvantages of the Strategic Amendments

  The Strategic Amendments, together with the existing provisions of the Company's Certificate of Incorporation and By-laws and the statutory protections of Delaware law, may have the following consequences: (1) a person acquiring a substantial stock interest in the Company may have more difficulty in accomplishing a merger or similar transaction with the Company without the Board's consent, (2) the removal of the Company's directors and management may be delayed, regardless of whether any such transaction or removal was desired by the holders of a majority of the outstanding shares of the Company's Common Stock or that might be advantageous to the Company and its stockholders. In addition, a tender offer at a premium over market price, which might extend to all public shares or might otherwise be favorable to public stockholders, could be discouraged by the Strategic Amendments. The Strategic Amendments may also have the effect of making the Board of Directors and management more secure in the retention of their positions and, thus, enable the Board to resist changes that the stockholders might otherwise have the power to impose.

Voting Requirements

  Under Delaware law, each of the Strategic Amendments requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of Common Stock entitled to vote at the Meeting. If the stockholders approve one or more of the Strategic Amendments, the Company will file an amendment to the Certificate of Incorporation that reflects the Strategic Amendments that are approved with the Secretary of State of the State of Delaware. Each of the Strategic Amendments approved by the stockholders would become effective regardless of whether the other Strategic Amendments are approved.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE STRATEGIC
AMENDMENTS.

                                  PROPOSAL 4

                         THE PREFERRED STOCK AMENDMENT

  At the December Meeting, the Board of Directors approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation (the "Preferred Stock Amendment") that would authorize
100,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). The Company presently is not authorized to issue preferred stock. If the Preferred Stock Amendment is approved, the Board of Directors would be authorized to fix the designations, preferences and rights of the Preferred Stock and issue shares of Preferred Stock without additional stockholder approval, subject to any applicable requirements of the American Stock Exchange, described below, the terms of any agreements or securities the Company may enter into or issue in the future, if any, or applicable law.

  The discussion of the Strategic Amendments set forth on pages 20 through 23 of this Proxy Statement pertains to this Proposal. You should review that material together with the following discussion before voting on this Proposal.

Effect of the Preferred Stock Amendment

  The new shares of Preferred Stock could be issued by the Board of Directors as a class or in one or more series. The Board of Directors would be empowered to fix by resolution or resolutions the designations, preferences and relative rights, qualifications and limitations of the new shares of Preferred Stock, including, among other things: (a) the number of shares in, and designation of, each series, if any; (b) the dividend rate, conditions and preferences over the Common Stock, if any, and the dates upon which dividends would be declared and paid; (c) whether, and to what extent, the holders thereof would have voting rights in addition to those prescribed by statute; (d) whether, and upon what terms, the shares of Preferred Stock would be convertible into, or exchangeable for, other securities; (e) whether, and upon what terms, the shares would be redeemable; (f) whether a sinking fund would be provided for the redemption of the shares and, if so, the terms and conditions thereof; and
(g) the preference, if any, to which the shares would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company.

  The American Stock Exchange, on which the Company's Common Stock is listed, may decline to list an issue of preferred stock unless the preferred shareholders have the right, voting as a class, to vote on (i) any changes in the rights, privileges or preferences and (ii) the creation of any additional class of preferred stock that would rank senior or equal to the issue listed. The American Stock Exchange rules also specify certain minimum votes on these matters.

Advantages and Purpose of the Preferred Stock Amendment

  The Board of Directors believes that the Preferred Stock Amendment would (a) provide the Company with an important anti-takeover defensive tool, as discussed in this Proxy Statement, and (b) provide the Company with flexibility of action for possible future acquisitions, financing transactions and other corporate purposes. Elimination of the delay occasioned by the necessity of obtaining stockholder approval at such time as the Company desires to issue preferred stock would better enable the Corporation to engage in financing transactions and acquisitions which take full advantage of changing market conditions. The Board of Directors has no present plans, understandings or agreements to issue shares of Preferred Stock.

Disadvantages and Potential Anti-Takeover Impact

  Should the Preferred Stock Amendment be approved, the Board of Directors would be authorized to issue shares of Preferred Stock that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of the Board of Directors, the action would be in the best interests of the stockholders and the Company, such shares could be used to create voting or other impediments to a takeover attempt or to discourage persons seeking to gain control of the Company. Preferred shares could be privately placed with purchasers friendly to the Board of Directors (a so-called "white knight" or "white squire"), the favorable vote of which could be necessary to approve any merger, sale of assets or other extraordinary corporate transaction. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The authorization of shares of Preferred Stock, without the actual issuance thereof, could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares of Preferred Stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the stockholders and the Company.

  The Preferred Stock Amendment could also enable the Company to adopt a traditional form of shareholder rights plan. Such a plan could provide additional protection to the Company's shareholders by encouraging prospective acquirers to bring their proposals to the Board of Directors so that those proposals may be evaluated and, if appropriate, negotiated by the Board of Directors. However, the adoption of a shareholder rights plan may make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means.

  Until such time as the Board of Directors authorizes the issuance and determines the rights of any series of Preferred Stock, it is not possible to state the precise disadvantages that issuance of such series might have on the holders of the Company's Common Stock. Such disadvantages, however, might include: (i) a reduction in the amount available for the payment of dividends on the Common Stock if dividends on the Preferred Stock are in arrears; (ii) dilution of the voting power of the Common Stock to the extent the Preferred Stock has voting rights; and (iii) limitations on the rights of the holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock. Further, the authorization of Preferred Stock may operate to the disadvantage of certain stockholders by reducing the likelihood of a hostile takeover of the Company which could result in a change in the composition of the Board of Directors. The Board of Directors may issue Preferred Stock with greater rights over the Common Stock, including the power to elect a majority of the Board of Directors. If the holders of Preferred Stock possessed the right to elect a majority of the Board, then such holders would be able to control the management of the Company.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PREFERRED STOCK AMENDMENT.

                                  PROPOSAL 5

                       THE STOCKHOLDER MEETING AMENDMENT

  At the December Meeting, the Board of Directors approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation (the "Stockholder Meeting Amendment") that would permit stockholder action only by vote at a duly convened meeting of stockholders and not by written consent. A conforming amendment to the Company's By-laws was also approved by the Board that will be implemented upon approval by the stockholders of the Stockholder Meeting Amendment.

  Under current Delaware law, unless a corporation's certificate of incorporation provides otherwise, any action required or permitted to be taken by the corporation's stockholders may be taken without a meeting or notice to all stockholders and without a stockholder vote, if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action if it were taken at a meeting of stockholders. The Company's current By-laws expressly authorize stockholder action by written consent. The Stockholder Meeting Amendment provide that actions by written consent of the stockholders will be prohibited.

  Stockholders should be aware that the Company's By-laws were recently amended to allow special meetings of stockholders to be called only by a majority vote of the Board of Directors. As a result, approval of the proposed Stockholder Meeting Amendment would require that stockholder action be taken only at an annual or special meeting of stockholders which may be called only by the Chairman or the Board of Directors.

  The discussion of the Strategic Amendments set forth on pages 20 through 23 of this Proxy Statement pertains to this Proposal. You should review that material together with the following discussion before voting on this Proposal.

Purpose of the Stockholder Meeting Amendment

  Proposals for stockholder action typically involve important issues to all stockholders relating to the Company and its future. Consequently, the Board of Directors believes that such proposals should be considered at a special or annual meeting of stockholders, following notice to all stockholders, where the issues can be discussed by all interested persons. The Stockholder Meeting Amendment is designed to achieve this result by requiring all actions that require the approval of stockholders to be considered at a meeting of stockholders. The notice provisions currently provided in the Company's By-laws and the proposed Stockholder Meeting Amendment provide the Board with the opportunity to inform stockholders of a proposed action, together with the Board's recommendation or position with respect to a proposed stockholder action, thereby enabling stockholders to better determine whether they desire to attend the stockholder meeting or grant a proxy to the Board of Directors in connection with the disposition of any such business.

Advantages and Disadvantages

  The Board of Directors approved the Stockholder Meeting Amendment because the Board believes it is in the best interests of all stockholders to be informed of any action to be taken by the stockholders, including approval of a merger or sale of assets. Transactions such as mergers or sales of assets that have not been negotiated or approved by the Board could seriously disrupt the business and management of the Company and result in terms which may be less favorable to the stockholders as a whole than would be available in transactions approved by the Board. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for all of the Company's stockholders.

  Conversely, the Stockholder Meeting Amendment may be disadvantageous to stockholders because it may limit their ability to amend the By-laws or remove directors pursuant to a written consent. Any stockholder or group of stockholders would have to wait until the annual meeting of stockholders to seek approval for such action. The Stockholder Meeting Amendment may also be perceived to be disadvantageous because it could discourage future attempts to acquire control of the Company even though a majority of stockholders may believe such is in their best interests or that they might receive a substantial premium.

Potential Anti-Takeover Impact

  The proposed Stockholder Meeting Amendment may have the effect of tending to discourage persons from initiating hostile takeover attempts of the Company. The Stockholder Meeting Amendment protects the Company from the use of a written consent by a person, group or entity who has accumulated a majority of the Company's shares and who seeks to affect the makeup of the Board of Directors or who seeks to pass resolutions that might be counter to the interests of the remaining stockholders of the Company. Elimination of the ability to act by written consent may lengthen the amount of time required to take stockholder actions. Without the ability to act by written consent, a stockholder or group of stockholders controlling a majority-in-interest of the Company's Common Stock will not be able to amend the By-laws or remove directors until an annual or special meeting of stockholders is held. While the Stockholder Meeting Amendment ultimately would not prevent an insurgent stockholder from effecting certain takeover measures, it does ensure that they will not occur without a regular or special meeting of stockholders and consequently without advance notice.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE STOCKHOLDER MEETING AMENDMENT.

                                  PROPOSAL 6

                            THE REMOVAL AMENDMENTS

  At the December Meeting, the Board of Directors approved, subject to stockholder approval, amendments to the Company's Certificate of Incorporation and By-laws (the "Removal Amendments") that would:

  1. Permit removal of directors by stockholders only for cause and upon either (i) the affirmative vote of the holders of at least 80% of the outstanding shares of the Company's voting stock or (ii) the vote of a majority of the entire Board of Directors then in office; and

  2. Require the affirmative vote of the holders of at least 80% of the shares of voting stock to amend the foregoing provision.

  The discussion of the Strategic Amendments set forth on pages 20 through 23 of this Proxy Statement pertains to this Proposal. You should review that material together with the following discussion before voting on this Proposal.

Effect of the Removal Amendments

  The Company's Board of Directors is classified, as permitted by law, into three classes, with directors in each class elected for terms of three years, the term of each class expiring in a different year. Under applicable Delaware law, in the case of a corporation whose board is classified, unless the certificate of incorporation otherwise provides, directors may be removed from office only for cause upon the vote of the holders of a majority of the shares then entitled to vote in the election of directors. If the certificate of incorporation provides otherwise, directors may be removed without cause upon the vote of the holders of a majority of the shares entitled to vote in the election of directors. The Company's current Certificate of Incorporation expressly provides that directors may be removed by the stockholders without cause. The Company's current By-laws contain an identical provision. The effect of adopting the Removal Amendments would be to increase the voting requirement from a majority of such shares to 80% and restrict removals so that a director may only be removed for cause. In addition, in order to prevent modification or repeal of such provisions by holders of a simple majority of the Company's voting stock present and voting at a meeting, the Company's Certificate of Incorporation is proposed to be amended to provide that the affirmative vote of the holders of 80% of the outstanding shares of all classes of stock of the Company entitled to vote generally in the election of directors shall be required to alter, amend, supplement or repeal the revised Article Fourth of the Certificate of Incorporation.

Purpose of the Removal Amendments

  The proposed Removal Amendments are intended to prevent circumvention of the benefits derived from classification of directors and to prevent a person, corporation or other entity making a takeover bid for the Company from seizing control of the Board of Directors through the removal process. The Removal Amendments are consistent with, and supportive of, the concept of a classified board in that they tend to moderate the pace of change in the Board of Directors. The Board of Directors believes that the Removal Amendments will properly condition a director's continued service upon his ability to serve rather than his position relative to a dominant stockholder.

Advantages of the Removal Amendments

  The primary purpose of the Removal Amendments is to preclude the removal of any director or directors by a takeover bidder or otherwise, unless removal is warranted for reasons other than control of the Board. For a takeover bidder to obtain effective control of the Company, it presently would need to control at least a majority of the Board votes. One popular method for a takeover bidder to obtain control is to acquire a majority of the outstanding shares of a corporation through a tender offer or open market purchases and to use that voting power to remove the existing directors and replace them with persons chosen by the takeover bidder. Requiring cause in order to remove a director would defeat this strategy, thereby encouraging potential takeover bidders to obtain the cooperation of the existing Board before attempting a takeover.

Disadvantages and Potential Anti-Takeover Impact

  The Removal Amendments will make the removal of any director more difficult, even if such removal is believed by the stockholders to be in their best interests, and will eliminate the stockholders' ability to remove a director at will. Since the amendments will make the removal of directors more difficult, it will increase the directors' security in their positions.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE REMOVAL AMENDMENTS.

                                  PROPOSAL 7

                             THE VACANCY AMENDMENT

  At the December Meeting, the Board of Directors approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation (the "Vacancy Amendment") that would permit vacancies on the Board of Directors to be filled by action of the Board of Directors and eliminate the ability of stockholders to fill any such vacancy, except as authorized by the Board of Directors. A conforming amendment to the Company's By-laws was also approved by the Board that will be implemented upon approval by the stockholders of the Vacancy Amendment.

  The discussion of the Strategic Amendments set forth on pages 20 through 23 of this Proxy Statement pertains to this Proposal. You should review that material together with the following discussion before voting on this Proposal.

Effect of the Vacancy Amendment

  The Company's current Certificate of Incorporation provide that a vacancy in the office of a director may be filled either by (i) the vote of the holders of Common Stock or (ii) the remaining directors then in office, even though less than a quorum, or by the sole remaining director. If the Vacancy Amendment is approved by the stockholders, the stockholders will no longer be able to act to fill a vacancy on the Board of Directors.

Advantages and Disadvantages of the Vacancy Amendment

  The Board of Directors believes that controlling the ability to fill vacancies on the Board will promote continuity of management and thereby enhance the ability of the Company to carry out long-range plans and goals for its benefit and the benefit of its stockholders. In addition, this proposal, coupled with the foregoing proposal relating to the removal of directors, if adopted, will preclude stockholders from removing incumbent directors without cause and simultaneously gaining control of the Board by filling the vacancies created by such removal with their own nominees. Although the Company has not experienced difficulties in the past in maintaining continuity of the Board and management, the Board of Directors believes that this proposal will assist the Company in maintaining this continuity of management into the future.

  This proposal would protect the continuity of the Board resulting from both a classified board and the inability to remove directors other than for cause, and thus may have the effect of discouraging potential unfriendly bids for shares of the Company even if a majority of the stockholders desire such a change. This effect could occur even if such actions would be favorable to the interests of the stockholders.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE VACANCY AMENDMENT.

                                  PROPOSAL 8

                         THE REDOMESTICATION PROPOSAL

General

  At the December Meeting, the Board of Directors approved, subject to stockholder approval, a proposal to permit the Company to change its state of incorporation from Delaware to Pennsylvania (the "Redomestication"). The Redomestication would be accomplished at any time during the twelve months following the Meeting by filing Articles of Domestication with the Secretary of State of the Commonwealth of Pennsylvania. However, if the Board, in its discretion, determines that it is not in the best interests of the Company to effect the Redomestication, the Articles of Domestication will not be filed.

  The capital structure of the Company after the Articles of Domestication become effective (the "Pennsylvania Company") will be identical to the capital structure of the Company, except that, if the stockholders approve Proposals 9 and 10, the Pennsylvania Company will be authorized to issue up to 20 million shares of Common Stock and up to 1 million shares of Preferred Stock. The rights of the Company's stockholders, however, will be governed by Pennsylvania law after the Redomestication. (See "Conversion of Shares" and "Comparison of Stockholder Rights," below.)

  The internal affairs of the Pennsylvania Company will be governed by the Articles of Domestication (the "New Articles"), the By-laws of the Company and by Pennsylvania law. The New Articles will not differ substantially from the Company's current Certificate of Incorporation, except with respect to the increased number of shares of Common and Preferred Stock that the Pennsylvania Company will be authorized to issue if the stockholders approve Proposals 9 and 10. The Board of Directors does not currently plan to amend the By-laws of the Company in connection with the Redomestication, although such amendments may be considered by the Board in the future. (See "Charter and By-laws," below.)

  The Redomestication will have no effect on the conduct of the daily business operations of the Company, the location of its principal executive offices, or its management. (See "No Change in Business Plan, Management, Assets, Liabilities or Net Worth," below.)

Principal Reasons for the Redomestication

  By changing the Company's state of incorporation to Pennsylvania, the Company will be conforming its legal residence to its actual residence. The primary reason for incorporating in Delaware rather than Pennsylvania in 1977 was to take advantage of the more modern and less restrictive provisions of the Delaware General Company Law ("DGCL") that existed at that time. Subsequently, Pennsylvania significantly modernized its corporation law. Pennsylvania's Business Corporation Law of 1988, as amended in 1990 ("PBCL"), is designed to afford Pennsylvania-domiciled companies substantial operating flexibility and other advantages over the DGCL. Since the PBCL was adopted, Pennsylvania corporations have tested, and Pennsylvania courts have interpreted, the PBCL, providing additional assurance as to the PBCL's effect. As a result, the primary motivations for a company headquartered in Pennsylvania to be incorporated in Delaware have largely been eliminated.

  The Board also considered certain differences in stockholder rights and the powers of management under Delaware and Pennsylvania law and concluded that these changes would provide desirable flexibility in the management of the Company and would enhance the Board's ability to pursue the long-term interests of the stockholders of the Company and the other constituencies served by the Company. (See "Certain Changes in the Rights of Stockholders Resulting from the Merger," below.)

  Another benefit of the Redomestication is to reduce the Company's state tax liability. This liability will be reduced by approximately $60,000 per year as a result of the change to a Pennsylvania corporate domicile. Because there will be no negative tax consequence to the Pennsylvania Company if the number of shares the Pennsylvania Company is authorized to issue is increased, the New Articles will specify that the authorized number of shares of Common Stock will be 20 million and the authorized number of shares of Preferred Stock will be 1 million, if the stockholders approve Proposals 9 and 10. Hence, the Redomestication will enable the Company to increase the number of authorized shares without additional tax liability and enhance the benefits that may be obtained from approval of the Common Stock Amendment and the Preferred Stock Amendment. (See "The Common Stock Amendment" and "The Preferred Stock Amendment," above.)

  The Board of Directors of the Company believes that, in view of the modernization of the PBCL and the annual tax savings to the Company, the best interests of the Company and its stockholders will be served by changing the Company's state of incorporation from Delaware to Pennsylvania.

  Even though the Board concluded at the December Meeting that the Redomestication Proposal is in the best interests of the Company and its stockholders, if, subsequent to the approval of the proposal by the stockholders but prior to the effectiveness of filing the Articles of Domestication, the Board determines that it is not in the best interests of the Company to effect the Redomestication, the Articles of Domestication will not be filed.

Conversion of Shares

  At the time the Redomestication becomes effective, each outstanding share of Common Stock of the Company, par value $0.10 per share, will automatically be converted on a one-for-one basis into shares of Common Stock, par value $0.10 per share ("Common Shares"), of the Pennsylvania Company. Such conversion of shares will not result in any change in the present ownership of shares of stock of the Company.

  After the Redomestication, certificates that previously represented shares of Company Common Stock will be deemed to represent an equal number of Common Shares of the Pennsylvania Company. Certificates that previously represented Company Common Stock will be replaced by certificates representing Common Shares of the Pennsylvania Company only when submitted to the transfer agent with a request that they be so replaced or when they are presented for transfer.

  IT WILL NOT BE NECESSARY FOR THE STOCKHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING CERTIFICATES FOR NEW CERTIFICATES REPRESENTING COMMON SHARES OF THE PENNSYLVANIA COMPANY.

Company Employee Benefit Plans

  The Company's employee benefit plans will not be changed in any material respect by the Redomestication. For example, the options to acquire Company Common Stock under the Company's Equity Compensation Plan and 1996 Equity Compensation Plan which are outstanding immediately prior to the Redomestication will be converted into options to purchase the same number of Common Shares of the Pennsylvania Company on the same terms and conditions as those in effect immediately prior to the Redomestication, and future options granted under such plans will be for Common Shares of the Pennsylvania Corporation.

Trading of Pennsylvania Company Common Shares

  After the Redomestication, the Pennsylvania Company will be a publicly held company, its Common Shares will continue to be listed on the American Stock Exchange under the "UNI" ticker symbol, and it will file with the SEC and provide to its stockholders the same type of information that the Company has previously filed and provided. Stockholders whose Company stock is fully tradable before the Redomestication will receive freely tradable Pennsylvania Company shares. For stockholders holding restricted stock of the Company, their shares in the Pennsylvania Company will be subject to the same restrictions on transfer as those to which their present shares of stock in the Company are subject. For purposes of computing compliance with the holding period of Rule 144, stockholders will be deemed to have acquired their shares in the Pennsylvania Company on the date they acquired their shares in the Company. In summary, the Pennsylvania Company and its stockholders will be in the same respective position under the federal securities laws after the Redomestication as were the Company and its stockholders prior to the Redomestication.

No Change in Business Plan, Management, Assets, Liabilities or Net Worth

  The proposed reincorporation will not result in any change in the business, assets, liabilities or net worth of the Company. Upon completion of the Redomestication, the name of the Company will continue to be Uni-Marts, Inc. After the Redomestication, the Board of Directors of the Pennsylvania Company will be comprised of those persons elected to the Board of Directors of the Company at the 2002 Annual Meeting of Stockholders and the other members of the Company's Board whose terms of office do not expire until 2003 and 2004. The persons holding office as directors of the Company at the time the Redomestication become effective will continue to hold such office as directors of the Pennsylvania Company for the same terms for which they would otherwise serve as directors of the Company and the persons who currently serve as executive officers of the Company will serve as executive officers of the Pennsylvania Company after the Redomestication.

Charter and By-laws

  Upon effecting the Redomestication, the New Articles of the Pennsylvania Company will be substantially identical to the existing Certificate of Incorporation of the Company, except for (i) changes reflecting the increased number of shares of Common and Preferred Stock that the Pennsylvania Company will be authorized to issue, if the stockholders approve Proposals 9 and 10,
(ii) changes triggered by differences in the corporation law of the two states, as discussed below, and (iii) certain technical changes, such as substituting references to the "DGCL" with references to the "PBCL."

Certain Differences Between the Company Statutes of Delaware and Pennsylvania

  Although the DGCL and the PBCL are similar in many respects, there are a number of differences between the two statutes which should be carefully considered by the stockholders in evaluating the Redomestication Proposal. The following summary, which sets forth certain material differences between the two statutes, does not purport to be a complete statement of all differences between the DGCL and the PBCL, nor does it purport to be a complete statement of the provisions of the two statutes which it compares.

  All statements contained in the following summary are qualified in their entirety by the laws of Delaware and Pennsylvania and reference is made to those laws for a complete statement of their provisions. Among the more significant differences affecting the rights, obligations and relationships between a Company and its stockholders are the following:

  Fiduciary Duties of Directors: Both Delaware and Pennsylvania law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a company. In discharging this function, directors owe fiduciary duties of care and loyalty to the company and to its stockholders.

  Delaware courts have held that the duty of care requires the directors to exercise an informed business judgment. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors in matters involving a contest for control of the company.

  Similar to Delaware law, Pennsylvania law requires that directors perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the company, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. The PBCL, however, contains a provision specifically permitting directors, in discharging their duties, to consider the effects of any action taken by them upon any or all affected groups (including, e.g., stockholders, employees, customers, suppliers, creditors of the company and certain communities) as well as all other pertinent factors. Furthermore, unlike Delaware law, the PBCL expressly makes clear that a director has no greater obligation to justify, or higher burden of proof with respect to, any act relating to an actual or potential take-over of the Company than he or she has with respect to any other act as a director.

  The Company's Certificate of Incorporation expressly authorizes the Board of Directors, in considering a takeover offer, to consider, among other things, the social, economic or any other material impact which an acquisition of the Company, or substantially all of its assets, would have upon the employees and customers of the Company and its subsidiaries and the communities which they serve. Thus, the Company's Certificate of Incorporation is already closely aligned with the provisions of the PBCL.

  Limitation of Director Liability: Both Delaware and Pennsylvania law permit a Company's certificate or articles of incorporation to limit a director's exposure to monetary liability for breach of fiduciary duty.

  The Company's Certificate of Incorporation currently eliminates a director's personal liability for monetary damages to the fullest extent permitted by Delaware law. Pursuant to Delaware law, this means that a director presently has no monetary liability except for liability for (i) breach of the duty of loyalty, (ii) acts or omissions not in good faith or constituting intentional misconduct or knowing violation of the law, (iii) declaration of an improper dividend or an improper redemption of stock, or (iv) any transaction from which the director derived an improper personal benefit.

  Similarly, the New Articles will eliminate a director's liability to the fullest extent permitted by Pennsylvania law. Pursuant to Pennsylvania law, this means that a director will have no monetary liability for any action taken or omitted unless (i) the director breached or failed to perform his or her duties and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Under Pennsylvania law, a director will also remain personally liable where the responsibility or liability is pursuant to any criminal statute or is for the payment of taxes under local, State or Federal law.

  Anti-takeover Laws: Both Delaware and Pennsylvania have adopted a "business combination" type of takeover statute. Business combination statutes generally prohibit a target corporation from engaging in any

"business combination" with an "interested stockholder" of the target corporation for a set period of time following the date on which the interested stockholder became such. An interested stockholder is typically defined as the direct or indirect beneficial owner of a specified percentage of the target corporation's outstanding shares.

  The DGCL (in Section 203) provides that a person who acquires 15% or more of the outstanding voting stock of a Delaware corporation becomes an "interested stockholder," and the corporation may not effect mergers or certain other "business combinations" with the interested stockholder for a period of three years, unless certain conditions are met. The provisions of Section 203 are more fully discussed in this Proxy Statement under the heading "Proposal Nos. 4-7--Existing Protective Measures and Statutory Provisions," above.

  The PBCL (in Chapter 25) contains certain anti-takeover provisions which apply to a registered company, such as the Company, unless the registered company elects not to be governed by some or all of these provisions. The Company has elected not to be governed by certain of these provisions and, following the Redomestication, will be governed by the anti-takeover provisions currently set forth in its Certificate of Incorporation, which provisions have been replicated in the New Articles, as supplemented by Subchapter 25F of the PBCL (relating to "business combinations"). This Subchapter delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. An "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

  Subchapter 25F contains several exemptions, including an exemption for business combinations with an interested shareholder where the board of directors of the company had approved the purchase of shares that resulted in the interested shareholder becoming an interested shareholder within the meaning of Subchapter 25F. In considering whether the Pennsylvania Company should be subject to Subchapter 25F, the Board of Directors determined that it should not apply to any person who is a director or executive officer of the Company or who beneficially owns more than 5% of the Company's outstanding Common Stock at the time of the Redomestication (each an "Exempt Shareholder") and approved a resolution to that effect. Even though Subchapter 25F will not apply to a business combination between the Pennsylvania Company and an Exempt Shareholder, such a business combination would require approval of the Board of Directors and the shareholders as otherwise required. See "Certain Differences Between the Company Statutes of Delaware and Pennsylvania--Mergers and Other Fundamental Transactions," below.

  The New Articles contain a section which expressly opts out of the following Pennsylvania anti-takeover provisions: (i) the "control transactions" provision, which provides for mandatory stockholder notice of the acquisition of 20% of the voting power of a Pennsylvania Company and provides stockholders with the opportunity to demand "fair value" for their shares upon acquisition of voting power, (ii) the "control share" provision, which limits the voting power of stockholders owning 20% or more of a Company's voting stock, and
(iii) the "disgorgement provision," which permits a Company to recover profits resulting from the sale of shares in certain situations, including those where an individual or group attempts to acquire at least 20% of the Company's voting shares. By opting-out of the control-share acquisition provisions, the "severance payment" provision, which provides for mandatory severance compensation for employees whose employment is terminated for certain reasons after approval of a control-share acquisition, and the "labor contract" provision, which provides for the preservation of labor contracts following certain business combinations, will not apply.

  Amendments to Charter: Under Delaware law, amending the Certificate of Incorporation of the Company (other than the provision relating to the removal of directors if the Removal Amendment is approved) requires the approval of the holders of a majority of the shares entitled to vote. Pennsylvania law only requires the affirmative vote of a majority of the votes actually cast on a proposed amendment, unless the articles require a greater percentage (as the New Articles do with respect to the director removal provision). Because only the votes cast are counted, an abstention or failure to vote will not affect the outcome of most votes. Pennsylvania law also eliminates the need for stockholder approval of certain non-material amendments to the articles of incorporation.

  Mergers and Other Fundamental Transactions: Under Delaware law, fundamental corporate transactions (such as mergers, sales of all or substantially all of a company's assets, dissolutions, etc.) require the approval of the holders of a majority of the shares of the company. Pennsylvania law reduces the approval threshold to a majority of the votes actually cast by the stockholders at the meeting.

  Pennsylvania law expressly provides a safe harbor for determining when the sale of assets is not deemed to be a sale of "substantially all" of a company's assets. Specifically, a company is not deemed to have sold substantially all of its assets if it retains a business activity that represented at least 25% of total assets and 25% of either (a) income from continuing operations before taxes or (b) revenues from continuing operations.

  In addition, Pennsylvania law requires that certain mergers, sale of assets and other transactions between a company and one or more of its shareholders must be approved by a majority of the votes that all shareholders (other than the interested shareholder) are entitled to cast with respect to the transaction (without counting the vote of the interested shareholder). This requirement does not apply in certain cases, such as when the transaction was approved by a majority vote of the board of directors without counting directors who are directors or officers of or have a material equity interest in the interested shareholder, or were nominated by such interested shareholder and first elected as a director within 24 months of the date of the vote on the proposed transaction.

  Appraisal or Dissenters' Rights: The rights of stockholders to demand payment in cash by a corporation of the fair value of their shares under certain circumstances are called appraisal rights under the DGCL and dissenters' rights under the PBCL. Delaware law does not afford appraisal rights to holders of shares which are either listed on a national securities exchange, quoted on the NASDAQ National Market System or held of record by more than 2,000 stockholders, unless the plan of merger or consolidation converts such shares into anything other than stock of the surviving corporation or stock of another corporation which is either listed on a national securities exchange, quoted on NASDAQ or held of record by more than 2,000 stockholders.

  Pennsylvania law is substantially the same as Delaware law regarding appraisal rights, except that where shares whose rights are to be determined are listed on a national exchange or held of record by more than 2,000 shareholders, dissenters' rights will nevertheless be available under Pennsylvania law unless the plan converts such shares into stock of the surviving or new corporation.

  Dividends: Delaware law permits dividends to be paid out of (i) surplus (the excess of net assets of the company over capital) or (ii) net profits for the current or immediately preceding fiscal year, unless the net assets are less than the capital of any outstanding preferred stock. Pennsylvania law permits the payment of dividends unless they would render the company insolvent, meaning either (i) the company would be unable to pay its debts as they become due in the ordinary course of business, or (ii) the total assets of the company would be less than the sum of its total liabilities plus the amount that would be needed upon dissolution of the company to pay the holders of shares having a liquidation preference.

  Stock Repurchases: Under Delaware law, a company may not purchase or redeem its own shares when the capital of the company is impaired or when such purchase or redemption would cause an impairment of the capital of the company. A Delaware company may, however, purchase or redeem out of capital any of its preferred shares if such shares will be retired upon acquisition, thereby reducing the capital of the company. In contrast, Pennsylvania law permits a company to redeem any and all classes of its shares and treats such redemption or repurchase like a dividend, subject to the same limitations described above under "Dividends."

  Voting Rights: Under Delaware law, cumulative voting in the election of directors is only permitted if expressly authorized in a company's charter. The Certificate of Incorporation of the Company does not authorize cumulative voting. Under Pennsylvania law, however, stockholders automatically have cumulative voting rights unless the Pennsylvania charter provides otherwise. Therefore, in order to maintain the status quo, the New Articles state expressly that stockholders do not have cumulative voting rights.

  Amendments to By-laws: Under Delaware law, if the certificate of incorporation confers on the board of directors the power to amend the by-laws, as does the Company's Certificate of Incorporation, the DGCL does not limit the power of the board to make changes in the by-laws. Under Pennsylvania law, however, certain matters are reserved to the stockholders and the board's power to adopt or amend by-law provisions on such matters is limited.

  Under Delaware law, a company's by-laws may be amended by the stockholders at any annual meeting, without the need to obtain the consent of the Board of Directors or to give prior notice that such action would be taken at the meeting. Pennsylvania law is more restrictive to stockholders, as it requires that a copy of any proposed amendment to the by-laws, or a summary thereof, be included with the notice of the meeting at which the stockholders will consider amendments to a Pennsylvania company's by-laws.

  Action by Written Consent: Delaware law permits a majority of stockholders to consent in writing to any action without a meeting, unless the certificate of incorporation prohibits such written consent, as proposed by the Meeting Amendment. With respect to registered corporations, such as the Company, Pennsylvania law also permits stockholder action by majority written consent, but only where the articles specifically authorize less than unanimous consent. To remain consistent, if the stockholders approve the Meeting Amendment, the New Articles will contain a prohibition against stockholder action by written consent identical to that contained in the Company's Certificate of Incorporation.

  Case Law and Court Systems: There is a substantial body of case law in Delaware interpreting the corporation laws of that state. A comparable body of judicial interpretations does not exist in Pennsylvania. Delaware also has a long-established system of Chancery Courts to adjudicate matters arising under its corporation law. As a result of these factors, there may be less certainty as to the outcome of matters governed by Pennsylvania corporation law or by the New Articles and therefore it may be more difficult to obtain legal guidance as to such matters than would be the case under Delaware law.

  Special Meetings of Stockholders: Both Delaware and Pennsylvania laws permit a special meeting of the stockholders to be called by the board of directors or such other person as may be authorized by the company's charter or by-laws. Pennsylvania law, however, explicitly states that stockholders of a registered corporation, such as the Company, shall not have a statutory right to call special meetings. As recently amended, the By-laws of the Company provide that special meetings of the stockholders may only be called by the Chairman or the Board of Directors. The New By-laws will remain consistent with the current By-laws in this regard.

  Annual Meeting of Stockholders: Under Delaware law, if the annual meeting for the election of directors is not held on the designated date the directors are required to cause such meeting to be held as soon thereafter as may be convenient. If they fail to do so for a period of 30 days after the designated date, or if no date has been designated, for a period of 13 months after the organization of the company or after its annual meeting, the Court of Chancery may summarily order a meeting to be held upon application of any stockholder or director.

  Under Pennsylvania law, if the annual meeting of stockholders for election of directors is not called and held within six months after the designated time, any stockholder may call such meeting at any time thereafter without application to any court.

Vote Required

  Approval of the Redomestication Proposal requires the affirmative vote of the holders of a majority of the Company's issued and outstanding Common Stock entitled to vote at the Meeting.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REDOMESTICATION PROPOSAL.

                                  PROPOSAL 9

                     THE ADDITIONAL COMMON STOCK AMENDMENT

  At the December Meeting, the Board of Directors approved, subject to stockholder approval, and subject to the redomestication of the Company described in Proposal 8, above, an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock, par value $0.10, that the Company is authorized to issue to 20,000,000 (the "Additional Common Stock Amendment").

  The discussion set forth above for Proposal 3, the Common Stock Amendment, is applicable also to the Additional Common Stock Amendment. Please refer to that discussion for information regarding the purpose and effect of, and the voting requirement for, the Additional Common Stock Amendment.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADDITIONAL COMMON STOCK AMENDMENT.

                                  PROPOSAL 10

                   THE ADDITIONAL PREFERRED STOCK AMENDMENT

  At the December Meeting, the Board of Directors approved, subject to stockholder approval, and subject to the redomestication of the Company referred to in Proposal 8, above, an amendment to the Company's Articles of Incorporation to authorize the issuance of, or, if Proposal 4, above, is approved, to increase the number of shares of preferred stock, par value $1.00 per share, that the Company is authorized to issue to, 1,000,000 shares, such shares to have such designations, preferences, privileges and restrictions as may be determined from time to time by the Company's Board of Directors.

  The discussion set forth above for Proposal 4, the Preferred Stock Amendment, is applicable also to the Additional Preferred Stock Amendment. Please refer to that discussion for information regarding the purpose and effect of, and the voting requirement for, the Additional Preferred Stock Amendment.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADDITIONAL PREFERRED STOCK AMENDMENT.

                                  PROPOSAL 11

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The firm of Deloitte & Touche LLP, Philadelphia, Pennsylvania, has acted as the Company's independent auditors for the fiscal year ended September 30, 2001. The Company intends to utilize the services of Deloitte & Touche LLP for the fiscal year ending September 30, 2002. A member of that firm will be present at the Annual Meeting to respond to appropriate questions from stockholders. He may also make a statement. The Proxies intend to vote, unless instructed otherwise, for the ratification of the appointment of the firm of Deloitte & Touche LLP.

                       FEES PAID TO INDEPENDENT AUDITORS

       Audit Fees..................................................... $151,500
       Financial Information System Design and Implementation......... $      0
       All Other Fees................................................. $17, 200

  The Audit Committee has considered whether the provision of other services by the auditors is compatible with maintaining the principal accountant's independence.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE ABOVE-NAMED INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

  Stockholders intending to submit proposals to be included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 477 East Beaver Avenue, State College, Pennsylvania, 16801-5690, not later than September 30, 2002. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

  Stockholders intending to present proposals at the next annual meeting of the Company and not intending to have such proposals included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 477 East Beaver Avenue, State College, Pennsylvania, 16801-5690, not later than December 14, 2002. If notification of a stockholder proposal is not received by such date, the Proxies may vote, in their discretion, any and all of the proxies received in this solicitation against such proposal.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other matters to be presented for action, but, if any other matter properly comes before the Annual Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Harry A. Martin
                                          Harry A. Martin
                                          Secretary

State College, Pennsylvania
January 28, 2002

                       UNI-MARTS, INC. AND SUBSIDIARIES
                                APPENDIX INDEX


Number  Description
------  -----------

 A          Amendment 2001-1 to the Uni-Marts, Inc. 1996 Equity Compensation
            Plan

 B          Resolutions

 C          Articles of Domestication

 D          Uni-Marts, Inc. 1996 Equity Compensation Plan*

                                  APPENDIX A

                    AMENDMENT 2001-1 TO THE UNI-MARTS, INC.
                         1996 EQUITY COMPENSATION PLAN

1. Section 4(a) of the Plan is hereby amended and restated, in its entirety, to read as follows:

  (a) The stock subject to the Grants issued hereunder shall be shares of the Corporation's authorized common stock (the "Common Stock"). The aggregate number of shares which may be issued under Grants shall not exceed 1,750,000 shares of Common Stock. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 4(b). During the term of the Plan, the maximum aggregate number of shares of Common Stock that shall be subject to Stock Options granted under the Plan to any single optionee shall not exceed 50% of the aggregate limitation specified above.

2. In all other respects, all provisions of the Uni-Marts, Inc. 1996 Equity Compensation Plan are hereby ratified and confirmed.

                                  APPENDIX B

                                  RESOLUTIONS

                          The Common Stock Amendment

RESOLVED, that Article Fourth of the Certificate of Incorporation of the Company be amended and restated to read in its entirety as follows:

    "FOURTH: The total number of shares of stock which the Company shall have authority to issue is 16,000,000 shares, consisting of 16,000,000 shares of Common Stock, having a par value of $0.10."

                         The Preferred Stock Amendment

RESOLVED, that Article Fourth of the Certificate of Incorporation of the Company be amended and restated to read in its entirety as follows:

    "FOURTH: (a) Authorized Stock. The total number of shares of stock which the Company shall have authority to issue is 16,100,000* shares, consisting of 16,000,000* shares of Common Stock, having a par value of $0.10, and 100,000 shares of Preferred Stock, having a par value of $1.00.

    (b) Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other special and relative rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

    The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

    (i) the number of shares constituting that series and the distinctive designation of that series, which number may be increased and decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

    (ii) the dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

    (iii) whether that series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;
--------
* If the Common Stock Amendment is not approved by the stockholders, these numbers will be 15,100,000 and 15,000,000 respectively.

    (iv) whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the occurrence of such events as the Board of Directors shall determine;

    (v) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

    (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts of such sinking fund;

    (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and any other relative rights, preferences and limitations of that series."

                             The Meeting Amendment

  RESOLVED, that Article Eighth of the Certificate of Incorporation of the Corporation be amended and restated to read in its entirety as follows:

  "Eighth: Meetings of holders of capital stock of the Corporation and of the Board of Directors and of any committee thereof may be held outside the State of Delaware if the by-laws so provide. Except as otherwise provided by law or by this Certificate of Incorporation, all actions of stockholders shall be taken at an annual or special meeting of stockholders of the Corporation. No stockholder action may be taken without a meeting, without prior notice and without a vote. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting as provided by statute if the by-laws of the Corporation so provide. Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors and officers need not be by ballot unless the by-laws of the Corporation so provide."

  RESOLVED, that Section (d) of Article Seventh of the Certificate of Incorporation of the Corporation be amended to delete the words "or by the written consent."

                             The Removal Amendment

  RESOLVED, that Article Fourth, Part II(A) of the Certificate of
Incorporation of the Corporation be amended and restated to read in its entirety as follows:

  "(A) Any provision in the Certificate of Incorporation of the Corporation (or any restatement thereof) or in the by-laws of the Corporation to the contrary notwithstanding, no director shall be removed from office by stockholders before the end of his term except for cause and upon either
  (i) the affirmative vote of the
  holders of at least 80% of the outstanding shares of the Corporation's voting stock or (ii) the vote of a majority of the entire Board of Directors then in office. This Article Fourth, Part II(A) shall not be altered, amended, supplemented or repealed, and no provision of this Certificate of Incorporation (or any restatement thereof) or the by-laws of the Corporation inconsistent herewith shall be adopted, except by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class."

  RESOLVED, that Section 2(a) of Article III of the By-laws of the Corporation be amended and restated to read in its entirety as follows:

  "Section 2: Removal; Vacancies. (a) No director shall be removed from office by stockholders before the end of his term except for cause and upon either (i) the affirmative vote of the holders of at least 80% of the outstanding shares of the Corporation's voting stock or (ii) the vote of a majority of the entire Board of Directors then in office."

                             The Vacancy Amendment

  RESOLVED, that Article Fourth, Part II(B) of the Certificate of
Incorporation of the Corporation be deleted in its entirety.

                         The Redomestication Proposal

  RESOLVED, that, at any time during the twelve months following the Annual Meeting, the Company shall be redomesticated from a Delaware corporation to a Pennsylvania corporation and renounce the Company's current Certificate of Incorporation at the discretion of the Board of Directors, provided that, prior to the effectiveness of the filing of Articles of Domestication with the Department of State of the Commonwealth of Pennsylvania, if the Board of Directors, in its discretion, determines that it is not in the best interests of the Company to effect the redomestication, the Articles of Domestication shall not be filed.

                     The Additional Common Stock Amendment

  RESOLVED, that Article 7 of the Articles of Incorporation of the Company be amended and restated to read in its entirety as follows:

    "The total number of shares of stock which the Company shall have authority to issue is 20,000,000 shares, consisting of 20,000,000 shares of Common Stock, having a par value of $0.10."

                   The Additional Preferred Stock Amendment

  RESOLVED, that Article 7 of the Articles of Incorporation of the Company be amended and restated to read in its entirety as follows:

    "(a) Authorized Stock. he total number of shares of stock which the Company shall have authority to issue is 21,000,000* shares, consisting of 20,000,000* shares of Common Stock, having a par value of $0.10, and 1,000,000* shares of Preferred Stock, having a par value of $1.00.

    (b) Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other special and relative rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

    The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

    (i) the number of shares constituting that series and the distinctive designation of that series, which number may be increased and decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

    (ii) the dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

    (iii) whether that series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

    (iv) whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the occurrence of such events as the Board of Directors shall determine;

    (v) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

    (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts of such sinking fund;

    (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and any other relative rights, preferences and limitations of that series."
--------
* The number of authorized shares are subject to stockholder approval. If the Additional Common Stock Amendment and the Additional Preferred Stock Amendment are not approved by the stockholders, these numbers will be adjusted to the actual numbers of shares previously approved by stockholders.

                                  APPENDIX C

Microfilm Number ____________             Filed with the Department of State on

Entity Number _______________                     Secretary of the Commonwealth

_____________________________________

                           ARTICLES OF DOMESTICATION
                              FOREIGN CORPORATION
                          DSCB:15-4161/6161 (Rev 90)

Indicate type of corporation (check one):

----- Foreign Business Corporation (15 Pa.C.S.ss.4161)

----- Foreign Nonprofit Corporation (15 Pa.C.S.ss.6161)

  In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned qualified foreign corporation, desiring to become a domestic business or domestic nonprofit corporation, hereby states that:

1.  The name of the corporation is: Uni-Marts, Inc.
                          -------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a)     1013 Centre Road      Wilmington     Delaware     19805     New Castle
    -----------------------------------------------------------------------------
           Number and Street        City         State        Zip        County

   (b)c/o:          Corporation Service Company
      --------------------------------------------------
           Name of Commercial Registered Office Provider

  County

  For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. Upon the domestication the corporation will be subject to the domestic corporation provisions of the Business Corporation Law of 1988 or the Nonprofit Corporation Law of 1988.

4. x The purposes for which the corporation is to be domesticated in the Commonwealth of Pennsylvania consists of unlimited power to engage in and to do any lawful act concerning any and all lawful business for which business corporations may be incorporated under the Business Corporation Law of 1988. DSCB:15-4161/6161 (Rev 90)-2

5. The filing of these Articles of Domestication and, if desired, the renunciation of the original charter or articles of The corporation has been authorized by a majority vote of the votes cast by all shareholders entitled to vote thereon and, if any class of shares is entitled to vote thereon as a class, a majority of the votes cast in each class vote, or by any greater vote required by its charter.

6. These Articles of Domestication include the additional provisions set forth in full in Exhibit A attached hereto and made a part hereof.

  IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Domestication to be executed this ____ day of ____________, ____.

                                                     Uni-Marts, Inc.
                                          -------------------------------------
                                                  (Name of Corporation)

                                          BY:
                                              --------------------------------
                                                       (Signature)

                                          TITLE:
                                                 -----------------------------

                                                                   Pennsylvania

                                   EXHIBIT A

     7. (a) Authorized Stock. The total number of shares of stock which the
            ----------------
Company shall have authority to issue is 21,000,000* shares, consisting of 20,000,000* shares of Common Stock, having a par value of $0.10, and 1,000,000* shares of Preferred Stock, having a par value of $1.00.

        (b) Preferred Stock. The Board of Directors is authorized, subject to
            ---------------
limitations prescribed by law and the provisions of this Article 7, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the Commonwealth of Pennsylvania, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other special and relative rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

        (i) the number of shares constituting that series and the distinctive designation of that series, which number may be increased and decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

        (ii) the dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

        (iii) whether that series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

        (iv) whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the occurrence of such events as the Board of Directors shall determine;

        (v) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

        (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts of such sinking fund;

        (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and any other relative rights, preferences and limitations of that series.

* The number of authorized shares are subject to stockholder approval. If the Additional Common Stock Amendment and the Additional Preferred Stock Amendment are not approved by the stockholders, these numbers will be adjusted to the actual numbers of shares previously approved by stockholders.

                                    PART I
                                    ------

      (A) The authority of the Board of Directors to provide for the issuance of any shares of the Corporation's capital stock shall include, but shall not be limited to, authority to issue shares of capital stock of the Corporation for any purpose and in any manner (including issuance pursuant to rights, warrants, or other options) permitted by law, for delivery as all or part of the consideration for or in connection with the acquisition of all or part of the outstanding securities of another corporation or enterprise, irrespective of the amount by which the issuance of such capital stock shall increase the number of shares outstanding (but not in excess of the number of shares authorized).

      (B) No holder of any share or shares of any class of capital stock of the corporation shall have any preemptive right to subscribe for any shares of capital stock of any class of the Corporation now or hereafter authorized or for any securities convertible into or carrying any optional rights to purchase or subscribe for any shares of capital stock of any class of the Corporation now or hereafter authorized, but any such shares of capital stock of any class, or securities convertible into or carrying any optional rights to purchase or subscribe for any shares of capital stock of any class of the Corporation, may be issued and disposed of pursuant to resolution or resolutions of the Board of Directors of the Corporation to such person, firms, corporations or associations upon such terms as may be deemed advisable by the Board of Directors of the Corporation in the exercise of its discretion. The Corporation may from time to time issue its shares of capital stock of any class for such consideration as may be fixed by the Board of Directors, and may receive in payment thereof, in whole or in part, cash, labor done, services rendered, personal property or real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such labor, services, personal property, real property or leases thereof shall be conclusive. Any and all shares of capital stock so issued for which the consideration so fixed shall have been paid or delivered shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders thereof shall not be liable for any further payment in respect thereof.

      (C) Dividends respecting any shares of capital stock of the Corporation shall be payable only out of earnings or assets of the Corporation legally available for the payment of such dividends and only as and when declared by the Board of Directors of the Corporation.

                                    PART II
                                    -------

      (A) Any provision in the Articles of Incorporation of the Corporation (or any restatement thereof) or in the Bylaws of the Corporation to the contrary notwithstanding, no director shall be removed from office by shareholders before the end of his term except for cause and upon either (i) the affirmative vote of the holders of at least 80% of the outstanding shares of the Corporation's voting stock or (ii) the vote of a majority of the entire Board of Directors. This Article 7, Part II(A) shall not be altered, amended, supplemented or repealed, and no provision of these Articles of Incorporation (or any restatement thereof) or the Bylaws of the Corporation inconsistent herewith shall be adopted, except by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class.

      (B) Advance notice of nominations for the election of directors other than nominations by the Board of Directors or a Committee thereof, shall be given in the manner provided in the Bylaws.

      (C) The Board of Directors of the Corporation may declare and pay dividends of the Common Stock out of earnings or assets of the corporation legally available for the payment thereof.

      8. The Corporation is to have perpetual existence.

      9. The private property of the shareholders shall not be subject to the payment of corporate debts to any extent whatsoever.

      10. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

        (a) By vote of a majority of all such directors, to amend from time to time as the said Board deems necessary or convenient, the Bylaws of this Corporation.

        (b) To fix and determine whether any, and if any what part, of the net profits of this Corporation in excess of its capital shall be declared in dividends and paid to the shareholders and to determine whether any, and if any what part, of the net profits of this Corporation shall be held and retained by this Corporation, and to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

        (c) To authorize and cause to be executed mortgages and other instruments upon encumbering the real and personal property of the Corporation.

        (d) When and as authorized by affirmative vote given at a meeting of shareholders of record holding at least a majority of, the stock entitled to vote on such proposal, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises or any property or assets essential to its corporate business, upon such terms and conditions as the Board of Directors deems expedient.

        (e) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, which committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time-to-time by resolution adopted by the Board of Directors; provided, however, that all functions of the Board of Directors of the Corporation with respect to the executive officers of the Corporation, including, without limitation, the authority to engage and discharge such executive officers and the responsibility of supervising such executives in the discharge of their duties are hereby delegated to Henry D. Sahakian or the then current Chairman of the Board or such committee or committees as shall be designated by him.

        (f) To oppose a tender offer, or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issue. By way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

              (1) whether the offer is acceptable based on historical and present operating results or the financial condition of the Corporation and its subsidiaries, and their future prospects;

              (2) whether a more favorable offer could be obtained for the Corporation, or its Subsidiaries, securities or assets in the future;

              (3) the social, economic or any other material impact which an acquisition of the Corporation, or substantially all of its assets, would have upon the employees and customers of the Corporation and its subsidiaries and the communities which they serve;

              (4) the reputation and business practice of the offeror and its management and affiliates as they would affect the employees and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;

              (5) the value of securities (if any) when the offeror is
                  offering in exchange for the Corporation's, or its subsidiaries, securities or assets based on an analysis of the worth of the Corporation, or of its subsidiaries, as compared to the offeror corporation or other entity whose securities are being offered; and

              (6) any antitrust or other legal or regulatory issues that are raised by the offer.

        (g) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purposes including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all government and regulatory authorities; acquiring the Corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and/or obtaining a more favorable offer from another individual or entity.

        11. Meetings of holders of capital stock of the Corporation and of the Board of Directors and of any committee thereof may be held outside the Commonwealth of Pennsylvania if the Bylaws so provide. Except as otherwise provided by law, all actions of shareholders shall be taken at an annual or special meeting of shareholders of the Corporation. No shareholder action may be taken without a meeting, without prior notice and without a vote. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting as provided by statute if the Bylaws of the Corporation so provide. Except as otherwise provided by law, the books of the Corporation may be kept outside the Commonwealth of Pennsylvania at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors and officers need not be by ballot unless the Bylaws of the Corporation so provide.

        12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

        13. No contract or other transaction between this Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director of officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or other transaction between the Corporation and any subsidiary of affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

        Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the shareholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the Corporation; provided, however, that any failure of the shareholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their rights to proceed with such contract, transaction or act.

        14. The Corporation shall have the power to enter into agreement with its shareholders providing generally for restrictions on the right of shareholders to sell or otherwise dispose of any of the stock of this Corporation, and/or providing for obligations upon the Corporation and/or the shareholders to purchase the stock of this Corporation under certain conditions, all such agreements to contain such terms and conditions as may be agreed upon by the Board of Directors of the Corporation and the other parties to said agreements, provided that notice of any such agreement restricting a shareholder's right to dispose of such stock is set forth upon each certificate representing the shares of stock subject to such agreement.

        15. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the Commonwealth of Pennsylvania may, on the application in a summary way of this Corporation or of any creditor or shareholders thereof, or on the application of any receiver or receivers appointed for this Corporation or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

        16. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (3) by the shareholders.

            (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            (f) The indemnification and advance of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holder such office.

            (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

            (h) The invalidity or unenforceability of any provision hereof shall not in any way affect the remaining portions hereof, which shall continue in full force and effect.

        17. No director of the Corporation shall be personally liable as such for monetary damages for any action taken, or any failure to take action, unless the director has breached or failed to perform the duties of his or her office under Sections 1711 through 1718 of the Pennsylvania Business Corporation Law of 1988, or any successor provisions, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This provision shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to local, state or federal law.

        18. Subchapters E, G and H of Chapter 25 of the Pennsylvania Business Corporation Law or any corresponding provision of succeeding law, shall not be applicable to this Corporation.

        19. Shareholders of the Corporation shall not have the right to cumulate their votes for the election of the directors of the Corporation.

                                 APPENDIX D

                                UNI-MARTS, INC.
                        1996 EQUITY COMPENSATION PLAN*
                        ------------------------------

1.  Purpose
    -------

     The Uni-Marts, Inc. 1996 Equity Compensation Plan (the "Plan") is intended to be an incentive and to encourage stock ownership by employees and non-employee directors of the Board of Directors (the "Non-Employee Directors") of Uni-Marts, Inc., a Delaware corporation (the "Corporation"), or any of its subsidiary corporations (the "Subsidiaries"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), so that designated employees and Non-Employee Directors may acquire or increase their proprietary interest in the success of the Corporation and its Subsidiaries, and so that they may be encouraged to remain employees or Non-Employee Directors of the Corporation or its Subsidiaries. The grants made pursuant to the Plan include incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options"), nonqualified stock options ("Nonqualified Stock Options") (collectively the "Stock Options") and "formula" stock awards to Non-Employee Directors. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option.

2.  Administration
    --------------

     The Plan shall be administered and interpreted by a committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board"). The Committee shall consist of not less than two Board members. No Committee member may have received, within the preceding one-year period, a Stock Option under the Plan or an option or similar award under any other Corporation plan where such award was made on a discretionary basis so that the Committee member will be a "disinterested person" as defined under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). Any Committee member who does not satisfy the foregoing requirement shall not serve in any capacity in administering the Plan until one year has elapsed from the date such option or award was granted. In addition to the foregoing, each Committee member will be an "outside director" as defined under Section 162(m) of the Code and related Treasury regulations.

     The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time, in

-----------------------
* As proposed to be amended subject to stockholder approval at the 2002 Annual Meeting.

its discretion, designate the employees who shall be granted Stock Options and the amount of stock to be optioned to each.

     The Committee shall have the sole authority to (i) determine the individuals to whom Stock Options shall be granted under the Plan, (ii) determine the type, size and terms of the Stock Options to be granted to each such individual, (iii) determine the time when the Stock Options will be granted and the duration of the exercise period, including the criteria for vesting and the acceleration of vesting, and (iv) deal with any other matters arising under the Plan. Non-Employee Directors shall only receive grants pursuant to the provisions of Section 6.

     The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in the best interest of the Corporation and in keeping with the objectives of the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant issued under it.

     Notwithstanding the foregoing, administration of Section 6 of the Plan is intended to be self-executing in accordance with the express terms and conditions of such Section. However, to the extent that determinations are required with respect to ministerial matters under the Plan with respect to grants to Non-Employee Directors, such determinations shall be made by the Board. In no event shall such determinations affect the eligibility of Grants made or to be made under the Plan as "formula grants" within the meaning of Rule 16b-3(c)(2)(ii) under the Exchange Act, or any applicable regulations.

3.  Eligibility
    -----------

     The persons who shall be eligible to receive Stock Options shall be employees (including employees who are officers or members of the Board) and Non-Employee Directors of the Corporation or its Subsidiaries; provided, however, that Non-Employee Directors may only receive Nonqualified Stock Options and stock grants pursuant to Section 6 (collectively, the "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to an individual. With the exception of Grants to Non-Employee Directors, Grants under a particular Section of the Plan need not be uniform as among the grantees.

     Grants made pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

4.  Stock
    -----

     (a) The stock subject to the Grants issued hereunder shall be shares of the Corporation's authorized common stock (the "Common Stock"). The aggregate number of shares which may be issued under Grants shall not exceed 1,750,000 shares of Common Stock. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 4(b). During the term of the Plan, the maximum aggregate number of shares of Common Stock that shall be subject to Stock Options granted under the Plan to any single optionee shall not exceed 50% of the aggregate limitation specified above.

     In the event that any outstanding Stock Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Stock Option may again be subject to a Stock Option under the Plan.

     (b) If there is any change in the number or kind of shares of Common Stock issuable under the Plan through the declaration of stock dividends or if the value of outstanding shares of Common Stock is substantially reduced due to the Corporation's payment of an extraordinary dividend or distribution, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, the maximum number of shares of Common Stock available for Grants, the maximum number of shares of Common Stock for which any one individual participating in the Plan may be granted over the term of the Plan, the number of shares covered by outstanding Grants, the number of shares specified in Section 6 subject to Grants to Non-Employee Directors, and the price per share or the applicable market value of such Grants, and the other terms and conditions of the Grants, as the Committee may deem necessary or desirable, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

     The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any Incentive Stock Option to fail to comply with Section 422 of the Code.

     In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

5.  Terms and Conditions of Stock Options
    -------------------------------------

     (a) Number of Shares.  Each Grant Letter shall state the number of shares
         ----------------
to which it pertains.

     (b) Option Price.  Each Grant Letter shall state the option price, which
         -------------
shall not be less than 100% of the fair market value of the shares of Common Stock of the Corporation on the date of the granting of the Stock Option.
During such time as such stock is not listed upon an established stock exchange or traded in the over-the-counter market, the fair market value per share shall be determined by the Committee at least annually by relying upon whatever evidence it deems appropriate which may include, but need not be limited to, recent sales of the Common Stock, opinions of professional appraisers and recent sales of comparable shares of other companies.

     If the Common Stock is traded in the over-the-counter market, the fair market value shall be the mean between the dealer "bid" and "ask" prices of the Common Stock in the New York over-the-counter market on the day the Stock Option is granted, as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed upon an established stock exchange or exchanges, the fair market value shall be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the Stock Option is granted, or if no sale of the Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock. Subject to the foregoing, the Committee in fixing the option price shall have full authority and discretion.

     (c) Medium and Time of Payment.  Unless otherwise specified in the Grant
         ---------------------------
Letter, the option price shall be payable in United States dollars upon the exercise of the Stock Option and may be paid in cash or by check.

     (d) Term and Exercise of Options.  Unless otherwise specified in the Grant
         -----------------------------
Letter, no Stock Option shall be exercisable either in whole or in part prior to 12 months from the date it is granted. Each Grant Letter shall state the date on which the Stock Option shall expire and no Stock Option shall be exercisable after ten years from the date on which it is granted. Stock Options may only be exercised by an optionee for so long as he is an employee of the Corporation or its Subsidiaries, except as otherwise provided in Section 5(f).

     The Grant Letter may provide that the Stock Option may be exercisable in installments rather than exercisable immediately in full. In such case, subject to the right of cumulation provided in the last sentence of this subsection, during each twelve-month period commencing 12 months from the date of the granting of the Stock Option, each Stock Option shall be exercisable as to not more than that percentage of the total number of shares covered thereby as the Committee shall specify in the Grant Letter, until all shares covered by the Stock Option shall have been purchased.

     The Committee may provide, in the case of a Stock Option not immediately exercisable in full, for the acceleration of the time at which the Stock Option may be exercised; provided, however, that all outstanding Stock Options shall become immediately exercisable upon a Change of Control of the Corporation (as defined herein), unless the Committee, in its sole discretion specifies otherwise.

     Not less than 100 shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Stock Option.
To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period, but not later than ten years from the date the Stock Option is granted.

     (e) Manner of Exercise.  An optionee may exercise a Stock Option which has
         -------------------
become exercisable by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with (g) below. Such notice may instruct the Corporation to deliver shares of Common Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Corporation ("Designated Broker") in lieu of delivery to the optionee. Such instructions must designate the account into which the shares are to be deposited. The optionee may tender this notice of exercise, which has been properly executed by the optionee, and the aforementioned delivery instructions to any Designated Broker.

     (f) Termination of Employment, Death or Disability.
         ----------------------------------------------

          (i) In the event the optionee during his lifetime ceases to be an employee of the Corporation or a Subsidiary for any reason other than death, any Stock Option which is otherwise exercisable by the optionee shall immediately terminate; provided, however, that in the case of an optionee who is disabled within the meaning of Section 22(e)(3) of the Code, such Option shall be exercisable for a nine-month period beginning on the date on which he ceases to be an employee. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination, shall be final and conclusive.

          (ii) In the event of the death of an optionee while he is an employee of the Corporation or a Subsidiary, any Stock Option which was otherwise exercisable by the optionee at the date of death may be exercised by his personal representative at any time prior to the expiration of nine months from the date of death, but in any event no later than the date of expiration of the option exercise period.

          (iii) Notwithstanding the foregoing, in the event the optionee during the optionee's lifetime ceases to be an employee of the Corporation simultaneously with or after a Change in Control of the Corporation (as defined herein), for any reason other than death, disability (within the meaning of Section 22(e)(3) of the Code), approved retirement, or a termination for cause as determined pursuant to the Corporation's personnel policies before any such transaction, unless the optionee elects otherwise, the

     Corporation shall be required to pay to the optionee, in cash, an amount equal to the excess over the purchase price of the then fair market value of the shares of Common Stock subject to the optionee's outstanding Stock Options; provided, however, that if any right granted pursuant to this Subsection would make the Change in Control ineligible for pooling of interests accounting treatment under APB No. 16 or any subsequent similar authority, that but for this provision would otherwise be eligible for such accounting treatment, or would otherwise affect the tax treatment of such Change in Control, the optionee shall not receive a cash payment in lieu of the exercise of his or her Stock Options.

     (g) Satisfaction of Option Price.  In addition to the other powers granted
         -----------------------------
to the Committee under this Plan, the Committee shall have the discretion to include in any Stock Option grant the right of the optionee (i) to pay for the stock with stock of the corporation granting the option, (ii) to receive a loan from the Corporation to pay for the stock, with such terms as shall not cause the Stock Option to become disqualified as an "incentive stock option" as defined in Section 422 of the Code and/or (iii) to receive such assistance from the Corporation in obtaining a loan from a financial institution as is necessary in the sole discretion of the Committee.

     (h) Rule 16b-3 Restrictions.  Unless an optionee could otherwise transfer
         ------------------------
Common Stock issued pursuant to a Stock Option granted hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option to the date of disposition of the Common Stock issued upon exercise of such option.

     (i) Limits on Incentive Stock Options.  Each Incentive Stock Option shall
         ----------------------------------
provide that to the extent that the aggregate fair market value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the Plan or any other stock option plan of the Corporation exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option.
An Incentive Stock Option shall not be granted to any employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or parent of the Corporation, unless the option price per share is not less than 110% of the fair market value of Common Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

     (j) Optional Purchase by the Corporation.  In the sole discretion of the
         -------------------------------------
Committee, in lieu of the exercise of a Stock Option, the optionee may be permitted to transfer the Stock Option to the Corporation in exchange for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Common Stock subject to the optionee's outstanding Stock Options. Notwithstanding the foregoing, if any right granted pursuant to this Subsection would make any corporate transaction ineligible for pooling of interests accounting treatment under APB No. 16 or any subsequent similar authority, that but for this provision would otherwise be eligible for such accounting treatment, or would otherwise affect the tax treatment of any such transaction, the optionee shall not be able to receive a cash payment in lieu of the exercise of his or her Stock Options.

6.  Grants to Non-Employee Directors
    --------------------------------

     (a) Option Grants to Non-Employee Directors.  On the day of the annual
         ----------------------------------------
meeting of stockholders (the "Date of Grant"), each Non-Employee Director shall receive a Nonqualified Stock Option (a "Formula Grant Option") to purchase 2,000 shares of Common Stock of the Corporation, plus 500 shares of Common Stock for each full year the Non-Employee Director has served as a member of the Board as a Non-Employee Director, up to a maximum of 4,000 shares of Common Stock per grant. The option price of a Formula Grant Option shall be equal to the fair market value of a share of Common Stock on the Date of Grant, as determined under Section 5(b) of the Plan. Formula Grant Options shall become exercisable one year following the Date of Grant. Formula Grant Options shall have a term of ten years after the Date of Grant, provided that the optionee remains a Non-Employee Director or employee of the Corporation.

     Upon a Non-Employee Director ceasing to be a Director for any reason other than death or disability or as a result of becoming an employee of the Corporation, such Director's Formula Grant Options shall immediately terminate. In the event a Non-Employee Director ceases to be a Director by reason of death or disability, such Director's Formula Grant Options may thereafter be exercised in accordance with the applicable provisions of Section 5(e) of the Plan. In the event a Non-Employee Director ceases to be a Director by reason of his becoming an employee of the Corporation and his employment with the Corporation is subsequently terminated, such Director's Formula Grant Options may thereafter be exercised in accordance with the provisions in Section 5(f) of the Plan.

     (b) Stock Grants to Non-Employee Directors.  On the date of the annual
         ---------------------------------------
meeting of stockholders, each Non-Employee Director shall receive a grant of shares of Common Stock equal in value to 2/3 of the amount of the annual retainer due to such Director for the fiscal year in which the Date of Grant occurs.

     For purposes of determining the amount of shares to be distributed, the fair market value of a share of Common Stock shall be determined in accordance with the provisions of Section 5(b). Such shares shall not be sold for six months following the Date of Grant. No other restrictions shall apply to such shares.
     (c) Notwithstanding any other provision of the Plan, this Section 6 may not be amended more than once every six months, except for amendments necessary to conform the Plan to changes of the provisions of, or the regulations relating to, the Code.

7.  Transferability of Options
    --------------------------

     Only the optionee or his or her authorized legal representative may exercise rights under a Stock Option. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When an optionee dies, the personal representative or other person entitled to succeed to the rights of the optionee ("Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Corporation of his or her right to receive the Stock Option under the optionee's will or under the applicable laws of descent and distribution.

     Notwithstanding the foregoing, the Committee may permit an employee to transfer rights under a Nonqualified Stock Option to the employee's spouse or a lineal descendant or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer") provided that the employee receives no consideration for a Family Transfer and the Grant Letter relating to the Stock Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Stock Options immediately prior to the Family Transfer.

8.  Change in Control of the Corporation
    ------------------------------------

     The Committee shall determine, in its sole discretion, whether a Change in Control has occurred or will occur pursuant to the following rules and its determination shall be final and conclusive. As used herein, a "Change in Control" shall be deemed to have occurred if:

     (a) A liquidation or dissolution of or the sale of all or substantially all of the Corporation's assets occurs;

     (b) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) other than Henry Sahakian or Daniel Sahakian or members of their immediate families, becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities; or

     (c) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new Director was approved by a vote of at least 2/3 of the Directors then still in office who were Directors at the beginning of the period.

9.  Consequences of a Change in Control
    -----------------------------------

     (a)  Notice.
          ------

          (i) If a Change in Control as described in Section 8(a) or (b) of the Plan will occur, then, at least 10 days after the approval by the stockholders of the Corporation (or approval by the Board, if stockholder action is not required) of such Change in Control, the Corporation shall give each optionee with any outstanding Stock Options written notice of such proposed Change in Control.

          (ii) If a Change in Control as described in Section 8(b) may occur without approval by stockholders (or approval by the Board) and does so occur, or a Change in Control as described in 8(c) occurs, then, at least 10 days after such Change in Control, the Corporation shall give each optionee with any outstanding Stock Options written notice of the Change of Control.

     (b) Election Period.  In connection with the Change in Control and
         ---------------
effective only upon such Change in Control, each such optionee shall thereupon have the right, within 20 days after such written notice is sent by the Corporation (the "Election Period"), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options (whether the right to exercise such Stock Options has then accrued or the right to exercise such Stock Options will occur or has occurred upon the Change in Control pursuant to Section 5(d) of the Plan).

     (c) Election Right.  During the Election Period, each such optionee shall
         --------------
have the right to elect:

          (i) To exercise in full any installments of such Stock Options not previously exercised or,

          (ii) To surrender all or part of such outstanding Stock Options, in exchange for a cash payment by the Corporation in an amount equal to the excess over the purchase price of the then fair market value of the shares of Common Stock subject to the optionee's outstanding Stock Options; provided, however, that if the Change of Control is within six months after the date of grant of a particular Stock Option held by an optionee who is subject to Section 16(b) of the Exchange Act, any cash payment to the optionee shall be made on the day which is six months and one day after the date of grant of such Stock Option.

     (d) Termination of Stock Options.  If an optionee does not make a timely
         -----------------------------
election in accordance with Subsection (c) in connection with a Change in Control described in Section 8(b) where the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation), such Stock Options shall terminate as of the Change of Control. Notwithstanding the foregoing, an option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the option occurs under circumstances which are not deemed a modification of the option within the meaning of Sections 424(a) and 424(h)(3)(A) of the Code.

     (e) Accounting and Tax Limitations.
         -------------------------------

          (i) Notwithstanding the foregoing, if the right described in Subsection (c)(2) would make the applicable Change in Control ineligible for pooling of interest accounting treatment under APB No. 16 or any subsequent similar authority, or make such Change of Control ineligible for desired tax treatment with respect to such Change of Control, that but for those provisions would otherwise be eligible for such treatment the optionee shall receive shares of Common Stock with a fair market value (as defined in Section 5(b)) equal to the cash that would otherwise be payable hereunder in substitution for the cash.

          (ii) Notwithstanding the foregoing, if the termination of the Stock Options described in Subsection (d) would make the applicable Change in Control ineligible for pooling of interest accounting treatment under APB No. 16 or any subsequent similar authority, that but for such provision would otherwise be eligible for such treatment, each affected optionee shall receive a replacement or substitute stock option issued by the surviving or acquiring corporation.

10.  Amendment and Termination of the Plan
     -------------------------------------

     (a) Amendment.  The Board, by written resolution, may amend or terminate
         ----------
the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single optionee) of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 4(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Corporation, and provided, further, that the Board shall not amend the Plan without stockholder approval if such approval is required by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

     (b) Termination of Plan.  The Plan shall terminate on the tenth anniversary
         --------------------
of its effective date unless terminated earlier by the Board of Directors of the Corporation or unless extended by the Board with the approval of the stockholders.

     (c) Termination and Amendment of Outstanding Grants.  A termination or
         ------------------------------------------------
amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a grantee unless the grantee consents or unless the Committee acts under Section 21(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Stock Option. Whether or not the Plan has terminated, an outstanding Stock Option may be terminated or amended under Section 21(b) hereof or may be amended by agreement of the Corporation and the optionee consistent with the Plan.

     (d) Governing Document.  The Plan shall be the controlling document.  No
         -------------------
other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Corporation, its successors and assigns.

11.  Covenant Not to Compete; Confidentiality Agreement.
     --------------------------------------------------

     The Grant Letter may provide that, as a condition of the optionee's acceptance of the Stock Option, the optionee shall agree to be bound by a covenant not to compete and/or a confidentiality agreement with the Corporation containing such terms as the Committee and the Board shall deem advisable.

12.  Indemnification of Committee
     ----------------------------

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Grant issued thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

13.  Funding of the Plan
     -------------------

     This Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Stock Options.

14.  Rights of Individuals
     ---------------------

     Nothing in this Plan shall entitle any employee or Non-Employee Director or other person to any claim or right to be granted a Stock Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee or Non-Employee Director any rights to be retained by or in the employ of the Corporation or any other employment rights.

15.  No Fractional Shares
     --------------------

     No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Stock Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

16.  Withholding of Taxes
     --------------------

     The optionee or other person receiving shares of Common Stock upon the exercise of a Nonqualified Stock Option shall be required to pay to the Corporation the amount of any federal, state or local taxes which the Corporation is required to withhold with respect to the exercise of such Nonqualified Stock Option or the Corporation shall have the right to deduct from other wages paid to the employee by the Corporation (including through the withholding of Common Stock purchased upon the exercise of a Nonqualified Stock Option, if then authorized by the Committee and applicable law) the amount of any withholding due with respect to such Nonqualified Stock Option.

17.  Agreements with Optionees
     -------------------------

     Each Stock Option made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

18.  Requirements for Issuance of Shares
     -----------------------------------

     No Common Stock shall be issued or transferred upon the exercise of any Stock Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option made to any optionee hereunder on such optionee's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Corporation, including any requirement that a legend or legends be placed thereon.

19.  Headings
     --------

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

20.  Effective Date
     --------------

     Subject to the approval of the Corporation's stockholders, this Plan shall be effective as of November 1, 1996.

21.  Miscellaneous
     -------------

     (a) Substitute Grants.  The Committee may make a grant to an employee of
         ------------------
another corporation who becomes an employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Corporation or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b) Compliance with Law.  The Plan, the exercise of Stock Options and the
         --------------------
obligations of the Corporation to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and to approvals by an governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Corporation that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. Notwithstanding anything in the Plan to the contrary, if Rule 16b-3 ceases to apply to the Plan for any reason, all requirements provided for in the Plan relating to Rule 16b-3 shall be null and void as of the date Rule 16b-3 so ceases to apply.

     The Committee may revoke any Stock Option if it is contrary to law or modify a Stock Option to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to optionees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Ownership of Stock.  An optionee or Successor Optionee shall have no
         -------------------
rights as a stockholder with respect to any shares of Common Stock covered by a Stock Option until the shares are issued or transferred to the optionee or Successor Optionee on the stock transfer records of the Corporation.

     (d) Governing Law.  The validity, construction, interpretation and effect
         --------------
of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

                                    UNI-MARTS, INC.
Attest:


---------------------               -------------------------------------

                         Please mark your vote as indicated in this example  [X]

1. ELECTION OF CLASS III DIRECTORS: M. Michael Arjmand, Frank R. Orloski, Sr., Daniel D. Sahakian.

          FOR ALL NOMINEES      WITHHOLD AUTHORITY
            LISTED ABOVE           TO VOTE FOR           (INSTRUCTION: To withhold authority to vote for any nominee,
       (Except as marked to        ALL NOMINEES          write that nominee's name on the line below.)
           the contrary)           LISTED ABOVE
                [_]                    [_]               ------------------------------------------------------------

2. PROPOSAL TO AMEND THE 1996 EQUITY COMPENSATION PLAN to increase the number of shares of common stock which may be issued under the 1996 Plan to 1,750,000 shares.


    FOR   AGAINST   ABSTAIN
    [_]     [_]       [_]


3. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION to increase the number of authorized shares of common stock to 16 million shares.


    FOR   AGAINST   ABSTAIN
    [_]     [_]       [_]


4. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION to authorize 100,000 shares of preferred stock.


    FOR   AGAINST   ABSTAIN
    [_]     [_]       [_]


5. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION to permit stockholder action only by vote at a duly convened meeting of stockholders.


    FOR   AGAINST   ABSTAIN
    [_]     [_]       [_]


6.  PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS to
    (A) permit removal of directors only for cause and (B) require the vote of the holders of at least 80% of the outstanding shares of the Company's voting stock to amend the foregoing clause (A).



    FOR   AGAINST   ABSTAIN
    [_]     [_]       [_]


7. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION to permit vacancies on the board of directors to be filled only by action of the board of directors.


    FOR   AGAINST   ABSTAIN
    [_]     [_]       [_]


8. PROPOSAL FOR THE REDOMESTICATION OF THE COMPANY from a Delaware corporation to a Pennsylvania corporation.


    FOR   AGAINST   ABSTAIN
    [_]     [_]       [_]


9. SUBJECT TO APPROVAL OF PROPOSAL 8, PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION to increase the number of shares of common stock that the Company is authorized to issue to 20,000,000 shares.


    FOR   AGAINST   ABSTAIN
    [_]     [_]       [_]


10. SUBJECT TO APPROVAL OF PROPOSAL 8, PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION to authorize the issuance of or to increase the number of shares of preferred stock that the Company is authorized to issue to 1,000,000 shares.


    FOR   AGAINST   ABSTAIN
    [_]     [_]       [_]


11. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company's independent auditors for the fiscal year ending September 30, 2002.


    FOR   AGAINST   ABSTAIN
    [_]     [_]       [_]



                                        Date:_______________________,2002

                                        _________________________________

                                        _________________________________
                                                  Signature(s)

                                        Important: Please sign your name or
                                        names exactly as printed on this proxy.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        give title as such.


                              [LOGO OF Uni-Mart]

                               ADMISSION TICKET

                      2002 ANNUAL MEETING OF STOCKHOLDERS

                          Thursday, Febuary 28, 2002

                                   10:00 AM

                                Comfort Suites
                  132 Village Drive, State Colllege, PA 16801

              This ticket, or other evidence of stock ownership,
                    must be presented to enter the meeting.

           Admits Stockholder(s) or their duly appointed Proxy(ies)

                                UNI-MARTS, INC.
                                     PROXY


     This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on February 28, 2002 and any adjournment thereof.

     This proxy when properly executed will be voted as specified on the reverse side hereof. If no specific direction is given, it will be voted "FOR" (1) the election of all nominees for directors; (2) the amendment of the Company's 1996 Equity Compensation Plan to increase the number of shares of common stock that may be issued thereunder to 1,750,000 shares; (3) the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock to 16 million shares; (4) the amendment of the Company's Certificate of Incorporation to authorize 100,000 shares of preferred stock; (5) the amendment of the Company's Certificate of Incorporation to permit stockholder action only by vote at a duly convened meeting of stockholders; (6) the amendment of the Company's Certificate of Incorporation and By-laws to (A) permit removal of directors only for cause and (B) require the vote of the holders of at least 80% of the outstanding shares of the Company's voting stock to amend the foregoing clause (A); (7) the amendment of the Company's Certificate of Incorporation to permit vacancies on the board of directors to be filled by action of the board of directors; (8) the redomestication of the Company from a Delaware corporation to a Pennsylvania corporation; (9) subject to approval of proposal 8, proposal to amend the Company's Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue to 20,000,000 shares; (10) subject to approval of proposal 8, proposal to amend the Company's Articles of Incorporation to authorize the issuance of or to increase the number of shares of preferred stock that the Company is authorized to issue to 1,000,000 shares; and (11) the ratification of the appointment of the independent auditors.

     The undersigned, revoking any contrary proxy previously given, appoints Henry D. Sahakian and N. Gregory Petrick, or any one or more of them acting in the absence of others, Proxies, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, February 28, 2002, at 10:00 AM, and any adjournment thereof, as set forth on the reverse hereof. The undersigned confers discretionary authority by this proxy as to matters which may properly come before the meeting or any postponement or adjournment of the Annual Meeting of Stockholders and which are not known to the Board of Directors of Uni-Marts, Inc. a reasonable time before this solicitation of proxies.


          (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)



                             FOLD AND DETACH HERE